Exhibit 10.5

EXECUTION VERSION

CLASS A-1L CREDIT AGREEMENT

dated as of July 18, 2023

among

OWL ROCK CLO XII, LLC,

as Borrower,

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS,

as Lenders,

STATE STREET BANK AND TRUST COMPANY, as Loan Agent

and

STATE STREET BANK AND TRUST COMPANY, as Collateral Trustee

-i-

-ii-

-iii-

ANNEX X – Definitions

EXHIBIT A – Form of Lender Note

EXHIBIT B – Form of Assignment and Assumption Agreement

EXHIBIT C – Form of Conversion Notice

EXHIBIT D – Form of Confirmation of Registration

SCHEDULE 1 – Commitments and Percentages

SCHEDULE 2 – Lending Offices and Notice Data

SCHEDULE 3 – Bank of America, N.A. USD Wire Instructions

-iv-

CLASS A-1L CREDIT AGREEMENT

THIS CLASS A-1L CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of July 18, 2023, is entered into by and among OWL ROCK CLO XII, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS which are, or may become, parties hereto as Lenders (the “Lenders”) and STATE STREET BANK AND TRUST COMPANY (“State Street”), not in its individual capacity but solely as Loan Agent (the “Loan Agent”) and as Collateral Trustee (the “Collateral Trustee”).

W I T N E S S E T H:

WHEREAS, the Borrower is a limited liability company formed under the laws of the State of Delaware which was formed for the purpose of investing on a leveraged basis and actively managing a diversified pool of Collateral Obligations (as such term and the other capitalized terms used in these recitals are defined in Section 1.1 (Defined Terms) below);

WHEREAS, the Borrower will be issuing Notes under the Indenture and Security Agreement, subject to the terms and conditions set forth therein, and will pledge as security for the Secured Notes and the Loans all of the Assets, as set forth in the Indenture and Security Agreement;

WHEREAS, the Borrower desires to obtain Commitments from the Lenders, pursuant to which Loans shall be made, subject to the terms and conditions set forth herein, in a maximum aggregate principal amount not to exceed at any time the Aggregate Commitment at such time; and

WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to extend such Commitments;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Defined Terms. As used in this Agreement, and unless the context requires a different meaning, capitalized terms used but not defined herein shall have the respective meanings set forth in Annex X hereto (or, if not so defined, in the Indenture and Security Agreement).

Section 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Assignment Agreement, notice and other communication delivered from time to time in connection with this Agreement or any other Credit Document.

Section 1.3 Interpretation. In this Agreement, unless a clear contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c) reference to any gender includes each other gender;

(d) reference to any agreement (including this Agreement and the Annex and Exhibits and Schedules hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

(e) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

(f) unless the context indicates otherwise, reference to any Article, Section, Schedule, Annex or Exhibit means such Article, Section or Schedule hereof or Annex or Exhibit hereto;

(g) “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(i) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”;

(j) “will” shall be construed to have the same meaning and effect as the word “shall”; and

(k) reference to any rating by S&P includes any equivalent rating in a successor rating category of S&P, or if S&P is not in the business of rating securities, an equivalent rating from another Rating Agency.

Section 1.4 Accounting Matters. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

Section 1.5 Collateral Documents. References in this Agreement to the Indenture and Security Agreement or any other Collateral Document, in a case where such Collateral Document is or would be governed by the laws of any jurisdiction other than the State of New York, shall mean and be a reference to a document having a purpose and effect under the laws of such other jurisdiction substantially similar to the purpose and effect of the corresponding Collateral Document.

Section 1.6 Conflict Between Credit Documents. If there is any conflict between this Agreement and the Indenture and Security Agreement or any other Credit Document, this Agreement, the Indenture and Security Agreement and such other Credit Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Indenture and Security Agreement shall prevail and control and in any other case this Agreement shall prevail and control. The parties hereto acknowledge that the “Loans” made under this Agreement are the “Class A-1L Loans” referred to in the Indenture and Security Agreement, and that the “Lenders” under this Agreement are the “Class A-1L Lenders” referred to in the Indenture and Security Agreement.

Section 1.7 Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Credit Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

ARTICLE II

COMMITMENTS

Section 2.1 Commitments of Each Lender. (a) Subject to the terms and conditions of this Agreement, each Lender severally and for itself alone agrees to make a Class A-1L Loan to the Borrower in a principal amount equal to such Lender’s Percentage of the Aggregate Commitment.

(b) Each Lender shall, on the Loan Date and subject to the terms and conditions hereof, severally, but not jointly, make a term loan (a “Loan” and, collectively, the “Loans”) to the Borrower in a principal amount equal to such Lender’s Percentage of the aggregate amount of the Loans requested from all Lenders on the Loan Date. The commitment of each Lender to make Loans under this Section 2.1(b) is herein referred to as its “Commitment” and, together with its Percentage of the Aggregate Commitment, is set forth in Schedule 1 hereto.

(c) Each Loan shall be denominated in Dollars. Subject to the terms hereof, the Borrower may from time to time prepay the Loans in accordance with the Priority of Payments; provided that the Borrower may not borrow or re-borrow any Loans after prepayment or repayment thereof.

(d) Provided that a Conversion Option has not been exercised with respect to the entire aggregate outstanding principal amount of the Loans, at the request of the Borrower and with the consent of a Majority of the Controlling Class (provided that such consent with respect to an issuance or incurrence of any existing Class of Debt other than the Class A-1 Debt shall not be unreasonably withheld or delayed), the Collateral Manager, the Retention Holder, a Majority of the Preferred Shares and not less than all Lenders, in connection with an additional issuance or incurrence, as applicable, of Debt pursuant to Section 2.4 of the Indenture and Security Agreement, the commitment of such Lender and the aggregate Commitment of such Lenders will be increased to such amount as mutually agreed among the Borrower and such Lenders; provided, that any increase in the aggregate Commitment of such Lenders shall be effected only in accordance with the additional issuance or incurrence, as applicable, of Debt provisions in Section 2.4 of the Indenture and Security Agreement and this Agreement.

Section 2.2 Fees. The Borrower shall pay fees to the Loan Agent and the Collateral Trustee in the amount specified in the applicable fee letters, for all services rendered by each hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a collateral trustee or loan agent, as applicable, of an express trust), subject to and in accordance with the Indenture and Security Agreement, including, without limitation, the Priority of Payments.

ARTICLE III

LOANS AND LENDER NOTES

Section 3.1 Borrowing Procedure. Borrowings of Loans shall be made in accordance with this Section 3.1 (Borrowing Procedures).

Section 3.1.1 Funding of the Borrowing. (a) No later than 10:00 a.m. (New York time) on the Loan Date, each Lender shall make available its pro rata share (based on such Lender’s Percentage) of the Aggregate Commitments in the manner provided below; provided, that all conditions to the Lenders to make Loans on the Loan Date set forth in Article IV have been satisfied. All such amounts shall be made available in Dollars, and in immediately available funds to the Collateral Trustee for deposit into the Ramp-Up Account or such other Borrower Account as may be as otherwise specified in writing by the Borrower or the Collateral Manager (on behalf of the Borrower). The Collateral Trustee shall deposit all such amounts upon receipt, as directed by the Collateral Manager or the Borrower, in accordance with the Indenture and Security Agreement.

(b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments and other commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 3.2 Lender Notes. (a) On the Loan Date, the Borrower shall, to the extent requested by any Lender, (i) sign a Lender Note in the name of such Lender in a maximum principal amount equal to such Lender’s Percentage of the Aggregate Commitments, which such Lender Notes shall be dated the applicable Loan Date and substantially in the form of Exhibit A (a “Lender Note”) and (ii) deliver such Lender Note to such Lender (with a copy to the Loan Agent). If requested by any Lender, the Borrower shall obtain a CUSIP or other loan identification number that is customary for the nature of the Loans made hereunder. To the extent any Lender does not elect to receive a Lender Note, the Loan Agent shall, upon instruction of the Borrower, deliver to such Lender a Confirmation of Registration in the form of Exhibit D hereto.

(b) The Borrower hereby irrevocably authorizes the Loan Agent to make (or cause to be made) appropriate notations on its internal records, which notations shall evidence, inter alia, the date of, the Aggregate Outstanding Amount of, and the interest rate applicable to, the Loans evidenced thereby. The notations on such internal records indicating the Aggregate Outstanding Amount of the Loans made by such Lender shall be prima facie evidence (absent manifest error) of the principal amount thereof owing and unpaid, but the failure to record any such amount, or any error therein, shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Lender Note to make payment of principal of or interest on such Loans when due. At any time (including, without limitation, to replace any Lender Note that has been destroyed or lost) when any Lender requests the delivery of a new Lender Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to such Lender the Lender Note in the appropriate amount or amounts to evidence such Loans; provided, for the avoidance of doubt, that, other than in the case of a substitute or replacement Lender Note to replace a Lender Note that has been destroyed or lost, only one Lender Note shall be issued to any Lender and the Loan Agent shall not deliver a new Lender Note to any requesting Lender until such Lender surrenders the Lender Note currently held by such Lender; provided, further, that, in the case of a substitute or replacement Lender Note, the Borrower and the Loan Agent shall have received from such requesting Lender (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Lender Note and (ii) there is delivered to the Borrower, the Collateral Trustee and the Loan Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Borrower, the Collateral Trustee and/or such Loan Agent that such Lender Note has been acquired by a protected purchaser, the Borrower shall execute and, upon receipt of such Lender Note, the Collateral Trustee shall deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Lender Note, a new Lender Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its issuance, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Lender Note and bearing a number not contemporaneously outstanding; provided, further, that, in connection with the Stated Maturity or Redemption Date of the Class A-1L Loans, each Lender shall surrender the Lender Notes to the Loan Agent for payment of the Redemption Price or final payment of principal of such Class A-1L Loans in accordance with the Priority of Payments. Such surrender shall occur either at the address specified herein for the Loan Agent or, with respect to any Redemption Date, in accordance with the redemption notice delivered pursuant to Article IX of the Indenture and Security Agreement.

If, after delivery of such new Lender Note, a protected purchaser of the predecessor Lender Note presents for payment, transfer or exchange such predecessor Lender Note, the Borrower, the Collateral Trustee and such Transfer Agent shall be entitled to recover such new Lender Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Borrower, the Collateral Trustee and such Loan Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Lender Note has become due and payable, the Borrower in its discretion may, instead of issuing a new Lender Note pay such Lender Note without requiring surrender thereof except that any mutilated or defaced Lender Note shall be surrendered.

Upon the issuance of any new Lender Note under this Section 3.2, the Borrower may require the payment by the Lender thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Loan Agent and the Collateral Trustee) connected therewith.

All Lender Notes surrendered for payment, registration of transfer, conversion, exchange or redemption, or mutilated, defaced or deemed lost or stolen, shall be promptly canceled by the Loan Agent and may not be reissued or resold. No Lender Note may be surrendered (including any surrender in connection with any abandonment, donation, gift, contribution or other event or circumstance) except for payment as provided herein, or for registration of transfer, exchange, conversion or redemption, or for replacement in connection with any Lender Note mutilated, defaced or deemed lost or stolen. Any such Lender Note shall, if surrendered to any Person other than the Loan Agent, be delivered to the Loan Agent. All canceled Lender Notes held by the Loan Agent shall be destroyed or held by the Loan Agent in accordance with its standard retention policy unless the Borrower shall direct by an Issuer Order received prior to destruction that they be returned to it.

The provisions of this Section 3.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Lender Notes.

Section 3.3 Principal Payments.

Section 3.3.1 Repayments and Prepayments. The Borrower shall make payments of unpaid principal of each Loan on each Payment Date after the Reinvestment Period to the extent provided in the Priority of Payments of the Indenture and Security Agreement. Prior thereto, the Loans must be repaid to the extent payments are required (or allowed) pursuant to Section 9.1 of the Indenture and Security Agreement and Section 3.3.3 (Mandatory Prepayment) or Section 9.6 of the Indenture and Security Agreement and Section 3.3.4 (Special Prepayment) herein, and may be voluntarily repaid (in whole or in part) on any Business Day to the extent payments are permitted pursuant to Section 9.2 and Section 9.3 of the Indenture and Security Agreement, and Section 3.3.5 (Optional Prepayment) or Section 9.8 of the Indenture and Security Agreement and Section 3.3.6 (Prepayment in Connection with Clean-Up Call Redemption of Secured Debt) herein.

Section 3.3.2 Application. Each prepayment of a Loan shall be subject to the terms of the Indenture and Security Agreement (including the subordination provisions set forth in Section 13.1 and the Priority of Payments set forth in Article XI thereof) and, except as set forth in Section 3.3.6 (Prepayment in Connection with Clean-Up Call Redemption of Secured Debt) below, the requirement to pay Lenders on a pro rata basis as set forth in Section 8.6 (Payments Pro Rata). The Loans that are prepaid shall receive the Redemption Price of such Loans, in each case, in accordance with the Indenture and Security Agreement. Without limiting the generality of the foregoing, the Loans shall comprise and be a part of the Class A-1 Debt and, as such, shall be subject to the terms and conditions of the Indenture and Security Agreement applicable to the Class A-1 Debt, and shall have the rights afforded in the Indenture and Security Agreement to the Class A-1 Debt (to the extent of the component thereof consisting of the Loans).

Section 3.3.3 Mandatory Prepayment. In connection with a Mandatory Redemption, if a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Borrower shall apply available amounts in the Payment Account pursuant to the Priority of Payments on the related Payment Date to make payments on the Secured Debt (including the Loans) as set forth in Section 9.1 of the Indenture and Security Agreement (a “Mandatory Prepayment”).

Section 3.3.4 Special Prepayment. In connection with a Special Redemption, principal payments on the Loans shall be made in part in accordance with the Priority of Payments on any Payment Date (i) after the Effective Date, if the Collateral Manager notifies the Collateral Trustee and the Loan Agent that a redemption is required pursuant to Section 7.18 of the Indenture and Security Agreement in order to (A) satisfy the Effective Date S&P Conditions or (B) obtain from S&P its written confirmation of its Initial Ratings of the Secured Debt or (ii) during the Reinvestment Period, if the Collateral Manager in its sole discretion notifies the Collateral Trustee and the Loan Agent at least five (5) Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least twenty (20) consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager, in its sole discretion, and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations and the Collateral Manager elects, in its sole discretion, to designate all or a portion of those funds as a Special Redemption Amount (each, a “Special Prepayment”).

In the event of any Special Prepayment pursuant to clause (ii), the Loan Agent shall notify the Lenders thereof in writing in accordance with the provisions of the Indenture and Security Agreement.

Section 3.3.5 Optional Prepayment. In connection with an Optional Redemption of the Class A-1 Debt under Section 9.2 of the Indenture and Security Agreement, the Loans shall be repaid in whole but not in part from Sale Proceeds and/or Refinancing Proceeds. In connection with a Tax Redemption of the Class A-1 Debt under Section 9.3 of the Indenture and Security Agreement, the Loans shall be prepaid (each, an “Optional Prepayment”) by the Borrower, in whole on the same Business Day as such Optional Redemption or Tax Redemption.

Following receipt by the Loan Agent of a notice of prepayment of the Loans pursuant to this Section 3.3.5 (Optional Prepayment), the Collateral Manager in its sole discretion shall (except in the case of a Refinancing) direct the sale (and manner thereof, which may be by participation) of all or part of the Collateral Obligations and other Assets in accordance with the applicable provisions of Article IX of the Indenture and Security Agreement.

In connection with any Optional Prepayment pursuant to this Section 3.3.5 (Optional Prepayment), upon notification from the Borrower or the Collateral Trustee (as applicable) as required by the Indenture and Security Agreement, the Loan Agent shall notify the Lenders thereof in writing within the same time periods permitted for notice by the Collateral Trustee to the Holders of a Redemption Date under the Indenture and Security Agreement.

Section 3.3.6 Prepayment in Connection with Clean-Up Call Redemption of Secured Debt. In connection with a Clean-Up Call Redemption of the Secured Debt under Section 9.8 of the Indenture and Security Agreement, the Loans may be prepaid (each, a “Clean-Up Call Prepayment”) by the Borrower as and to the extent set forth in such Section 9.8 of the Indenture and Security Agreement.

Following receipt by the Loan Agent of a notice of prepayment of the Loans pursuant to this Section 3.3.6 (Prepayment in Connection with Clean-Up Call Redemption of Secured Debt), the Collateral Manager in its sole discretion shall direct the sale (and manner thereof, which may be by participation) of all or part of the Collateral Obligations and other Assets in accordance with the applicable provisions of Article IX of the Indenture and Security Agreement.

In connection with any Clean-Up Call Prepayment pursuant to this Section 3.3.6 (Prepayment in Connection with Clean-Up Call Redemption of Secured Debt), upon notification from the Borrower or the Collateral Trustee (as applicable) as required by the Indenture and Security Agreement, the Loan Agent shall notify the Lenders thereof in writing within the same time periods permitted for notice by the Collateral Trustee to the Holders of a Redemption Date under the Indenture and Security Agreement.

Section 3.3.7 Re-Pricing. For avoidance of doubt, the Loans and the Class A-1A Notes will not be subject to Re-Pricing.

Section 3.4 Interest, Interest Rules and Calculations.

(a) Interest on each Loan shall be payable in respect of each Loan, on each Payment Date and on any date of prepayment or repayment of such Loan, commencing on the first Payment Date following the Loan Date in accordance with the terms of the Indenture and Security Agreement (including the subordination provisions set forth in Section 13.1 of the Indenture and Security Agreement and the Priority of Payments set forth in Section 11.1 thereof). For each Loan, interest shall accrue during each Interest Accrual Period on the unpaid Aggregate Outstanding Amount of such Loan thereof on the first day of the applicable Interest Accrual Period.

(b) Interest due and payable shall be determined in accordance with Section 2.8 of the Indenture and Security Agreement.

(c) The Borrower shall make all payments of interest to the Loan Agent for the account of each Lender in accordance with Section 3.5 (Method and Place of Payment).

(d) The Lenders hereby consent to the Borrower’s appointment of the Collateral Trustee to serve as Calculation Agent under this Agreement. All computations of the Benchmark hereunder shall be made by the Calculation Agent in accordance with Section 8.7 (Calculations; Computations) hereof. The Borrower hereby agrees that for so long as any Class A-1L Loans remain Outstanding, there will at all times be a Calculation Agent appointed under the Indenture and Security Agreement to calculate the Benchmark in respect of the Class A-1L Loans.

(e) In no event shall the rate of interest applicable to any Loan exceed the maximum rate permitted by Applicable Law.

(f) Upon an assignment of Loans pursuant to Section 8.4 (Benefit of Agreement), unless otherwise directed by the assignor Lender, the assigned Loans shall trade without accrued interest and the Loan Agent shall, on the Payment Date immediately succeeding the date of assignment, disburse to (x) the assignor Lender the interest accrued on such assigned Loan from and including the previous Payment Date (or in the case of the first Interest Accrual Period, the applicable Loan Date) to but excluding such date of assignment and (y) the assignee Lender the interest accrued on such assigned Loan from and including such date of assignment to but excluding such Payment Date.

Section 3.5 Method and Place of Payment. To the extent funds are available pursuant to the Priority of Payments, all payments by the Borrower of principal and interest in respect of Loans hereunder and all fees and all other Loans hereunder shall be made in accordance with Sections 2.8(e) and 11.1 of the Indenture and Security Agreement.

Payments in respect of interest on and principal of any Secured Debt shall be made by the Loan Agent by wire transfer to each Lender in accordance with the instructions specified in Schedule 3 hereto (or in the Assignment Agreement, as applicable) in immediately available funds.

Section 3.6 Subordination.

(a) Incorporation of Subordination Provisions of the Indenture and Security Agreement. All Loans incurred pursuant to this Agreement are subject to, and each Lender hereby consents and agrees to, the subordination and remedy provisions set forth in Section 13.1 of the Indenture and Security Agreement. Sections 2.8(i) and 13.1 of the Indenture and Security Agreement shall be binding upon each Lender as though such sections (and the corresponding defined terms) had been set forth herein in their entirety.

(b) Each Lender hereby acknowledges and agrees that all of its Loans are subject to the terms and conditions of this Agreement and the Indenture and Security Agreement. Each Lender hereby agrees and acknowledges that its right to payment shall be subordinate and junior to certain other payment obligations senior in right of payments, as expressly provided in the Priority of Payments (collectively, the “Senior Items”) of the Indenture and Security Agreement. In the event that, notwithstanding the provisions of this Agreement and the Indenture and Security Agreement, any Lender shall have received any payment or distribution in respect of its Loans contrary to the provisions of the Indenture and Security Agreement or this Agreement, then, unless and until each Senior Item shall have been paid in full in Cash or, to the extent each recipient of such Senior Item consents, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Trustee, which shall pay and deliver the same in respect of the Senior Items in accordance with the Indenture and Security Agreement; provided, however, that if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Trustee as part of the Assets and subject in all respects to the provisions of the Indenture and Security Agreement. Each Lender agrees with all recipients of Senior Items that such Lender shall not demand, accept, or receive any payment or distribution in respect of its Loans in violation of the provisions of the Indenture and Security Agreement. Nothing in this Section 3.6(b) (Subordination) shall affect the obligation of the Borrower to pay the Lenders hereunder.

Section 3.7 Conversion.

(a) Notwithstanding anything contained herein to the contrary, upon delivery from any Converting Lender to the Collateral Trustee, the Loan Agent, the Collateral Manager and the Borrower of a notice substantially in the form of Exhibit C hereto, the Converting Lender may elect any Business Day (such Business Day, the “Conversion Date”) upon which all or a portion of the Aggregate Outstanding Amount of the Loans held by such Converting Lender shall be converted into Class A-1A Notes of an equal aggregate principal amount in accordance with Section 2.6(o) of the Indenture and Security Agreement; provided that (x) the Conversion Date shall be no earlier than the fifth Business Day following the date such notice is delivered (or such later date as may be reasonably agreed to by the Converting Lender, the Loan Agent and the Collateral Trustee) and may not be between a Record Date and a Payment Date and (y) such conversion shall be in a Minimum Denomination; provided, further, that if the Loans to be so converted have been assigned pursuant to Section 8.4 (Benefit of Agreement) hereof on any Business Day subsequent to the immediately prior Payment Date, then the Conversion Date shall only occur on a Payment Date; provided, further, that the Conversion Date must occur prior to the related Record Date and in no case may a Conversion Date occur between a Record Date or Determination Date (whichever is earlier) and a Payment Date. If such Converting Lender is converting its Loans into Class A-1A Notes in the form of interests in a Global Note, the Collateral Trustee must receive (a) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the Loans being converted and (b) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase. On the Conversion Date, (i) the Aggregate Outstanding Amount of the Class A-1A Notes shall be increased by the Aggregate Outstanding Amount of the Loans so converted and (ii) the Loans so converted shall cease to be Outstanding and shall be deemed to have been repaid in full for all purposes hereunder and under the Indenture and Security Agreement, other than in respect of any interest payable on the next succeeding Payment Date to the Lender of such Loans for the portion of the related Interest Accrual Period occurring prior to the Conversion Date, which interest shall be payable on the Class A-1A Notes as more fully described below. The Collateral Trustee shall either (A) if such Holder is converting its Loans into Class A-1A Notes in the form of interests in Global Notes, approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the applicable Global Note equal to the principal amount of the Loans converted or (B) if such Holder is converting its Loans into Class A-1A Notes in the form of Certificated Notes, upon execution by the Borrower, authenticate and deliver one or more Certificated Notes representing Class A-1A Notes endorsed for transfer, registered in the name of the applicable Holder, in an Aggregate Outstanding Amount equal to the principal amount of the Loans being converted by such Holder, in each case, subject to the Minimum Denominations set forth in Section 2.3 of the Indenture and Security Agreement or in an amount equal to the entire remaining principal amount of the Loans of the applicable Converting Lender. Interest accrued on the Loans so converted since the prior Payment Date (or the applicable Loan Date, if no Payment Date has occurred or, with respect to any additional Loans, the applicable date of such loan, if no Payment Date has occurred since the first date of such loan) shall, as of the Conversion Date, be deemed to have been Outstanding on the Class A-1A Notes since such prior Payment Date (or the applicable Loan Date, if no Payment Date has occurred or, with respect to any additional Loans, the applicable date of such loan, if no Payment Date has occurred since the first date of such loan) and shall thereafter accrue at the Interest Rate applicable to the Class A-1A Notes. No Class A-1A Notes may be converted into Loans.

(b) The Borrower, the Collateral Manager and any Converting Lender agree to provide reasonable assistance to the Collateral Trustee and the Loan Agent in connection with such conversion, including, but not limited to, providing applicable instructions to DTC.

(c) Notwithstanding anything herein to the contrary, if a Conversion Option is exercised during an Interest Accrual Period during which the Loans have been assigned, the Collateral Trustee shall pay all accrued and unpaid interest on the Class A-1A Notes (including interest deemed to be accrued and unpaid on the Class A-1A Notes in accordance with Section 3.7(a) (Conversion)) on the related Payment Date to the Holder as of the applicable Record Date (regardless of whether the Record Date occurred prior to or after the effectiveness of the conversion).

(d) Notwithstanding anything herein to the contrary, each Lender may elect, in its sole discretion, to exercise a Conversion Option concurrently with an assignment of all or a portion of its Loans (an “Assignment/Conversion”) such that the Assignment Date (as defined in the Assignment Agreement attached as Exhibit B hereto) of the assignment occurs on the related Conversion Date and the assignee receives Class A-1A Notes in lieu of the portion of the Loans being assigned. Any assignment made in connection with an Assignment/Conversion shall meet the requirements for an assignment set forth in Section 8.4 (Benefit of Agreement). Any Lender electing to make an Assignment/Conversion shall deliver to the Collateral Trustee, the Loan Agent, the Collateral Manager and the Borrower at least five Business Days prior to the Conversion Date, (w) an executed Assignment Agreement, (x) a completed notice substantially in the form of Exhibit C hereto, (y) the assignment fee required to be paid pursuant to Section 8.4(c) (Benefit of Agreement) hereof and (z) a transferee representation letter substantially in the form of the applicable exhibit to the Indenture and Security Agreement.

(e) The Borrower shall provide notice to S&P of any conversion under this Section 3.7 (Conversion).

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.1 Loan Date. The obligations of the Lenders to make Loans on the Loan Date shall not become effective until the date on which each of the conditions set forth in this Article IV are satisfied, including the receipt by the Collateral Trustee of the following:

(a) Officers’ Certificates of the Borrower Regarding Corporate Matters. An Officer’s Certificate of the Borrower (A) evidencing the authorization by appropriate limited liability company action of the execution and delivery of this Agreement, the Indenture and Security Agreement, the Collateral Management Agreement, the Collateral Administration Agreement and related transaction documents, the execution, authentication and delivery of the Notes applied for by it and the incurrence of the Loans by it and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Secured Debt applied for by it and the Stated Maturity and principal amount of the Preferred Shares to be authenticated and delivered and (B) certifying that (1) the attached copy of the limited liability company resolutions is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the applicable Loan Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b) Governmental Approvals. From the Borrower either (A) a certificate of the Borrower or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Borrower that no other authorization, approval or consent of any governmental body is required for the performance by the Borrower of its obligations under the Transaction Documents or (B) an Opinion of Counsel of the Borrower that no such authorization, approval or consent of any governmental body is required for the performance by the Borrower of its obligations under the Transaction Documents except as has been given.

(c) U.S. Counsel Opinions. In respect of the Loan Date only, opinions of (A) Paul Hastings LLP, U.S. counsel to the Borrower and the Initial Purchaser, (B) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Borrower, (C) Nixon Peabody LLP, counsel to the Loan Agent, the Collateral Trustee and the Collateral Administrator, (D) Eversheds Sutherland LLP, Maryland counsel to the Retention Holder and (E) Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Collateral Manager and the BOCIC Financing Subsidiary, each dated the Loan Date, in each case either addressed to or allowed to be relied upon by the Lenders and in form and substance satisfactory to the Lenders.

(d) Volcker Rule Memorandum. In respect of the Loan Date only, a memorandum of Paul Hastings LLP, U.S. counsel to the Borrower, dated the Loan Date, addressed to the Lenders, that the Class A-1L Loan does not constitute an “ownership interest” in a “covered fund” for purposes of the Volcker Rule.

(e) [Reserved].

(f) Officers’ Certificates of Borrower Regarding this Agreement and the Indenture and Security Agreement. An Officer’s Certificate of the Borrower stating that, to the best of the signing officer’s knowledge, the Borrower is not in default under this Agreement or the Indenture and Security Agreement and that the issuance of the Notes applied for by it and the incurrence of the Loans by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Agreement and the Indenture and Security Agreement relating to the authentication (in the case of the Notes) and delivery of the Notes applied for by it and the incurrence of the Loans by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or incurrence of such Loans or relating to actions taken on or in connection with the applicable Loan Date have been paid or reserves therefor have been made. The Officer’s Certificate of the Borrower shall also state that, to the best of the signing Officer’s knowledge, all of its representations and warranties contained herein are true and correct as of the applicable Loan Date.

(g) Executed Agreements. An executed counterpart of each Transaction Document.

(h) Grant of Collateral Obligations. In respect of the Loan Date only, the Grant pursuant to the Granting Clauses of the Indenture and Security Agreement of all of the Borrower’s right, title and interest in and to the Collateral Obligations pledged to the Collateral Trustee for inclusion in the Assets on the Loan Date shall be effective, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Borrower) as contemplated by Section 3.3 of the Indenture and Security Agreement shall have been effected.

(i) Certificate of the Borrower Regarding Assets. In respect of the Loan Date only, a certificate of an Authorized Officer of the Borrower, dated as of the Loan Date, to the effect that:

(i) in the case of each Collateral Obligation pledged to the Collateral Trustee for inclusion in the Assets, on the Loan Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (F)(y) below) on the Loan Date;

(A) the Borrower is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Loan Date; (ii) those Granted pursuant to the Indenture and Security Agreement and (iii) any other Permitted Liens;

(B) the Borrower has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (A) above;

(C) the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to the Indenture and Security Agreement and the Account Control Agreement;

(D) the Borrower has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Collateral Trustee;

(E) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vi) of the Indenture and Security Agreement, the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations attached to the Indenture and Security Agreement is true and correct;

(F) (x) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vi) of the Indenture and Security Agreement, each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (y) the requirements of Section 3.1(a)(vii) of the Indenture and Security Agreement have been satisfied;

(G) upon the Grant by the Borrower, the Collateral Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by the Indenture and Security Agreement; and

(ii) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vi) of the Indenture and Security Agreement, the Aggregate Principal Balance of the Collateral Obligations which the Borrower has purchased or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$350,000,000.

(j) Rating Letters. In respect of the Loan Date, an Officer’s certificate of the Borrower to the effect that it has received a letter from the Rating Agency then rating a Class of Secured Debt, and confirming that each Class of Secured Debt has been assigned the applicable Initial Rating and that such ratings are in effect on the Loan Date.

(k) Accounts. Evidence of the establishment of each of the Accounts.

(l) Issuer Order for Deposit of Funds into Accounts. In respect of the Loan Date, an Issuer Order signed in the name of the Borrower by an Authorized Officer of the Borrower, dated as of the Loan Date, authorizing the deposit of certain amounts into each of, as applicable, the Ramp-Up Account for use pursuant to Section 10.3(c) of the Indenture and Security Agreement, the Expense Reserve Account as Interest Proceeds for use pursuant to Section 10.3(d) of the Indenture and Security Agreement, the Interest Reserve Account for use pursuant to Section 10.3(e) of the Indenture and Security Agreement, and the Revolver Funding Account for use pursuant to Section 10.4 of the Indenture and Security Agreement.

(m) Certificate of the Collateral Manager. In respect of the Loan Date, an Officer’s Certificate of the Collateral Manager, dated as of the Loan Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Loan Date:

(i) the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations attached to the Indenture and Security Agreement is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(ii) each Collateral Obligation in the Schedule of Collateral Obligations attached to the Indenture and Security Agreement satisfies the requirements of the definition of “Collateral Obligation”; and

(iii) the Aggregate Principal Balance of the Collateral Obligations which the Borrower has purchased or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$350,000,000.

(n) Certificate of BOCIC. An Officer’s certificate of BOCIC, dated as of the Loan Date, certifying that BOCIC will not take any action that would result in the Borrower being treated as a corporation or a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(o) Other Documents. Such other documents as the Collateral Trustee or the Loan Agent may reasonably require; provided, that nothing in this clause (o) shall imply or impose a duty on the part of the Collateral Trustee or the Loan Agent to require any other documents.

(p) Indenture and Security Agreement. All conditions precedent set forth in Section 3.1 of the Indenture and Security Agreement have been satisfied.

Section 4.2 Opinions; Certificates. The opinions and certificates delivered pursuant to Section 4.1 (or Section 3.1 of the Indenture and Security Agreement) will satisfy the requirements set forth in this Article IV (Conditions to Credit Extensions).

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 5.1 Payment of Principal and Interest. The Borrower shall duly and punctually pay the principal of and interest on the Secured Debt, in accordance with the terms of this Agreement and the Indenture and Security Agreement pursuant to the Priority of Payments.

Amounts required to be withheld under the Code or other applicable law or FATCA or CRS by any Person from a payment to any Lender shall be considered as having been paid by the Borrower to such Lender for all purposes of this Agreement.

Section 5.2 Maintenance of Office or Agency. The Borrower hereby appoints State Street Bank and Trust Company as the Loan Agent and appoints the Collateral Trustee as a paying agent for payments on the Loans and the Loan Agent to maintain the register as set forth in Section 8.16 (Register). The Borrower hereby appoints the Issuer’s Notice Agent as its agent upon whom process or demands may be served in any action arising out of or based on this Agreement or the transactions contemplated hereby.

The Borrower may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Borrower will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Borrower in respect of the Loans and this Agreement may be served. The Borrower shall give prompt written notice to the Collateral Trustee, the Loan Agent, the Rating Agency and the Lenders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Borrower shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Collateral Trustee or the Loan Agent with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Borrower by mailing a copy thereof by registered or certified mail or by overnight courier, postage prepaid, to the Borrower at its address specified in Section 14.3 of the Indenture and Security Agreement for notices.

Section 5.3 Money for Debt Payments to be Held in Trust. All payments of amounts due and payable with respect to any Loans that are to be made from amounts withdrawn by the Collateral Trustee from the Payment Account shall be made on behalf of the Borrower by the Collateral Trustee with respect to payments on the Loans.

Section 5.4 Existence of Borrower. (a) The Borrower shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Agreement, the Indenture and Security Agreement, the Notes, the Preferred Shares, the Loans or any of the Assets; provided that, subject to Delaware law, the Borrower shall be entitled to change its jurisdiction of formation from Delaware to any other jurisdiction reasonably selected by the Borrower and approved by a Majority of the Preferred Shares in accordance with the Limited Liability Company Agreement, so long as (x) (i) the Borrower has received an Opinion of Counsel (upon which the Collateral Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Collateral Trustee by the Borrower, which notice shall be promptly forwarded by the Collateral Trustee to the Holders, the Collateral Manager and the Rating Agency and (iii) on or prior to the 15th Business Day following receipt of such notice the Collateral Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change or (y) such change is being made in connection with a supplemental indenture pursuant to Section 8.1(a)(xxviii) of the Indenture and Security Agreement.

(b) The Borrower shall (i) ensure that all limited liability company or other formalities regarding its existence (including holding regular board of directors’ and shareholders’, or other similar, meetings) are followed, (ii) maintain its books and records separate from any other Person, (iii) maintain its accounts separate from those of any other Person, (iv) not commingle any of its assets with those of another Person, (v) maintain an arm’s-length relationship with its Affiliates, (vi) maintain separate financial statements from those of any other Person, (vii) pay its liabilities out of its funds, (viii) hold itself out as a separate entity and (ix) take affirmative steps to correct any misunderstanding regarding its separate identity. The Borrower shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (I) the Borrower shall not have any subsidiaries; and (II) except to the extent contemplated in its Organizational Documents, the Borrower shall not (A) have any employees (other than its respective directors), (B) except as contemplated by the Collateral Management Agreement or its Organizational Documents, engage in any transaction with any shareholder that would constitute a conflict of interest or (C) pay dividends or any final distribution on the Preferred Shares except in accordance with the terms of this Agreement, the Indenture and Security Agreement, the Fiscal Agency Agreement, the Limited Liability Company Agreement and the Priority of Payments.

Section 5.5 Protection of Assets. The Collateral Manager on behalf of the Borrower will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Collateral Trustee in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 of the Indenture and Security Agreement and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) of the Indenture and Security Agreement to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Borrower shall from time to time prepare or cause to be prepared, execute, deliver and file all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Collateral Trustee for the benefit of the Holders of the Secured Debt hereunder and under the Indenture and Security Agreement and to:

(a) grant more effectively all or any portion of the Assets;

(b) maintain, preserve and perfect any Grant made or to be made by the Indenture and Security Agreement including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any Grant made or to be made by the Indenture and Security Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(d) enforce any of the Assets or other instruments or property included in the Assets;

(e) preserve and defend title to the Assets and the rights therein of the Collateral Trustee, for the benefit of the Secured Parties, in the Assets against the claims of all Persons and parties; or

(f) pay or cause to be paid any and all Taxes levied or assessed upon all or any part of the Assets.

Section 5.6 Opinions as to Assets. Within the six month period preceding the fifth anniversary of the Loan Date (and every five years thereafter), the Borrower shall furnish to the Collateral Trustee, the Loan Agent and the Rating Agency) an Opinion of Counsel relating to the security interest granted by the Borrower to the Collateral Trustee and described in Section 7.6 of the Indenture and Security Agreement.

Section 5.7 Performance of Obligations. (a) The Borrower shall not take any action, and shall use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity with this Agreement and the Indenture and Security Agreement or as otherwise required hereby.

(b) The Borrower shall notify the Rating Agency within ten (10) Business Days after it has received notice from any Holder or the Collateral Trustee of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 5.8 Negative Covenants. (a) The Borrower shall not, from and after the Loan Date:

(i) sell, transfer, assign, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by the Indenture and Security Agreement, this Agreement and the Collateral Management Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes, the Preferred Shares or the Loans (other than amounts withheld or deducted in accordance with the Code, and the Treasury regulations promulgated thereunder or any applicable laws of any other applicable jurisdiction);

(iii) (A) incur or assume or guarantee any indebtedness, other than the Notes, the Preferred Shares, the Loans, this Agreement, the Indenture and Security Agreement and the transactions contemplated hereby and thereby, or (B) issue any additional class of debt except in accordance with Section 2.4 of the Indenture and Security Agreement and this Agreement;

(iv) (A) permit the validity or effectiveness of this Agreement, the Indenture and Security Agreement or any Grant thereunder to be impaired, or permit the lien of the Indenture and Security Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, the Loans, the Notes, the Preferred Shares or the Indenture and Security Agreement except as may be permitted hereby, thereby or by the Collateral Management Agreement, (B) except as permitted by the Indenture and Security Agreement, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture and Security Agreement) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by the Indenture and Security Agreement, take any action that would permit the lien of the Indenture and Security Agreement not to constitute a valid first priority security interest in the Assets;

(v) amend the Collateral Management Agreement except pursuant to the terms thereof;

(vi) dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii) other than as otherwise expressly provided in the Indenture and Security Agreement, pay any distributions other than in accordance with the Priority of Payments;

(viii) permit the formation of any subsidiaries;

(ix) pay any Cash distributions other than in accordance with the Priority of Payments;

(x) conduct business under any name other than its own;

(xi) have any employees (other than directors to the extent they are employees);

(xii) sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets (including, without limitation, entering into any hedge or swap transactions), except as expressly permitted by this Agreement, the Indenture and Security Agreement and the Collateral Management Agreement; provided that, for the avoidance of doubt, the Borrower will not enter into any hedge or swap transactions;

(xiii) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of the Indenture and Security Agreement and this Agreement;

(xiv) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or make any distributions to the Borrower;

(xv) enter into any transaction with any Affiliate or any Holder of Debt other than (A) the transactions contemplated by the Transaction Documents, (B) the transactions relating to the offering and sale of the Debt or (C) the purchase of any Collateral Obligation in accordance with the terms of the Indenture and Security Agreement and this Agreement;

(xvi) maintain any bank accounts, other than the Accounts; and

(xvii) amend this Agreement other than in compliance with Article VIII of the Indenture and Security Agreement and the terms hereof.

(b) [Reserved].

(c) [Reserved].

(d) The Borrower shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement that requires such provisions pursuant to this clause (d) to which it is party without the satisfaction of the S&P Rating Condition (or deemed inapplicability pursuant to the definition thereof, except for any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(e) The Borrower shall not enter into or amend any Hedge Agreement, except in accordance with the requirements of the Indenture and Security Agreement.

(f) The Borrower shall not acquire any of the Debt (including any Debt surrendered or abandoned).

(g) The Borrower hereby covenants that no proceeds of the Loans advanced hereunder shall be used either (i) for the benefit of, or transferred to, BofA Securities, Inc., Merrill Lynch International or Bank of America Securities Europe SA, including with respect to payment of any arranger or underwriter fees or (ii) to settle the purchase of loans or other assets bought from any affiliate of the Lender other than Bank of America, N.A., Bank of America N.A., London Branch or Bank of America Europe Designated Activity Company.

Section 5.9 Statement as to Compliance. On or before December 31 in each calendar year commencing in 2023, or promptly after a Responsible Officer of the Borrower becomes aware thereof if there has been a Default under this Agreement and the Indenture and Security Agreement and prior to the issuance or incurrence, as applicable, of any Additional Debt pursuant to Section 2.4 of the Indenture and Security Agreement, the Borrower shall deliver to the Loan Agent (to be forwarded by the Loan Agent to the Lenders), the Collateral Trustee (to be forwarded by the Collateral Trustee to the Collateral Manager and the Rating Agency) an Officer’s Certificate of the Borrower that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Borrower, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Borrower has complied with all of its obligations under this Agreement and the Indenture and Security Agreement or, if such is not the case, specifying those obligations with which it has not complied.

Section 5.10 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the properties and assets of the Borrower substantially as an entity in accordance with Section 7.11 of the Indenture and Security Agreement, the Person formed by or surviving such consolidation or merger (if other than the Borrower), or the Person to which such consolidation, merger, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this

Agreement and the Indenture and Security Agreement with the same effect as if such Person had been named as the Borrower herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Borrower” herein or any successor which shall theretofore have become such in the manner prescribed in Article VII of the Indenture and Security Agreement may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released, without further action by any Person, from its liabilities as obligor on all the Debt and from its obligations under this Agreement, the Indenture and Security Agreement and the other Transaction Documents to which it is a party.

Section 5.11 No Other Business. From and after the Loan Date, the Borrower shall not have any employees and shall not engage in any business or activity other than issuing, incurring, paying and redeeming the Debt and any additional Debt issued pursuant to this Agreement or the Indenture and Security Agreement, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, Collateral Obligations and Eligible Investments and other activities incidental thereto, including entering into the Transaction Documents to which it is a party.

Section 5.12 Annual Rating Review. (a) So long as any of the Secured Debt of any Class remains Outstanding, on or before July 18th in each year commencing in 2024, the Borrower shall obtain and pay for an annual review of the rating of each such Class of Secured Debt from the Rating Agency, as applicable. The Borrower shall promptly notify the Collateral Trustee, the Loan Agent and the Collateral Manager in writing (and Loan Agent shall promptly provide the Holders with a copy of such notice) if at any time the Borrower is notified or has actual knowledge that the then-current rating of any such Class of Secured Debt has been, or is known will be, changed or withdrawn.

(b) The Borrower shall obtain and pay for an annual review by S&P of any Collateral Obligation which has an S&P Rating determined pursuant to clause (iii)(b) of the definition of “S&P Rating”.

Section 5.13 Calculation Agent. (a) The Borrower hereby agrees that for so long as any Loan remains Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Borrower or its Affiliates or the Collateral Manager or its Affiliates) to calculate the Benchmark in respect of each Interest Accrual Period in accordance with the definition of Benchmark (the “Calculation Agent”). The Borrower hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Borrower or the Collateral Manager, on behalf of the Borrower, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Borrower or the Collateral Manager, on behalf of the Borrower, the Borrower or the Collateral Manager, on behalf of the Borrower, will be required to appoint promptly a replacement Calculation Agent which does not control and is not controlled by or under common control with the Borrower, the Collateral Manager or their respective Affiliates and provide notice thereof to the Collateral Trustee and the Collateral Administrator. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b) The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent agrees under the Collateral Administration Agreement) that, as soon as possible after 5:00 p.m. New York time on each Interest Determination Date, but in no event later than 5:00 p.m. New York time on the U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Floating Rate Debt during the related Interest Accrual Period (or, for the first Interest Accrual Period, during the related Notional Accrual Period) and the Debt Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Floating Rate Debt in respect of the related Interest Accrual Period or the related Notional Accrual Period, as applicable. At such time, the Calculation Agent will communicate such rates and amounts to the Borrower, the Collateral Trustee, the Loan Agent (to be forwarded by the Loan Agent to the Lenders), each Paying Agent, the Collateral Manager, DTC, Euroclear and Clearstream. The Calculation Agent will also specify to the Borrower the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Borrower before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Debt Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period or Notional Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

Section 5.14 Certain Tax Matters.

(a) As of the Loan Date, the Borrower shall elect to be classified, for U.S. federal income tax purposes, as a disregarded entity wholly owned by the sole beneficial owner of the Preferred Shares and shall not take any action or permit any other Person to take any action that would cause it to be treated as other than a disregarded entity or a partnership (that is not a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes. So long as there is one beneficial owner of the Preferred Shares for U.S. federal income tax purposes, each of the Borrower and such beneficial owner agree to treat the assets and liabilities of the Borrower as those of the sole beneficial owner. The Borrower will treat the Secured Debt, to the extent outstanding for U.S. federal income tax purposes, as debt and the Preferred Shares as equity, in each case, for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) The Borrower shall prepare and file, or shall hire accountants and the accountants shall cause to be prepared and filed (and, where applicable, delivered to the Borrower or Holders) for each taxable year of the Borrower the federal, state and local income tax returns and reports as required under the Code, or any tax returns or information tax returns required by any governmental authority which the Borrower is required to file (and, where applicable, deliver), and shall provide to each Holder any information that such Holder reasonably requests in order for such Holder to comply with its U.S. federal, state or local tax and information return and reporting obligations.

(c) Notwithstanding any provision herein to the contrary, the Borrower shall take any and all reasonable actions that may be necessary or appropriate to ensure that the Borrower satisfies any and all withholding and tax payment obligations under Code Sections 1441, 1442, 1445, 1446, 1471 and 1472, and any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, the Borrower may withhold any amount that it or any advisor retained by the Collateral Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person.

(d) The Borrower shall treat each purchase of Collateral Obligations (other than those transferred to it from a Person from whom the Borrower is disregarded for U.S. federal income tax purposes) as a “purchase” for tax accounting and reporting purposes.

(e) If required to prevent the withholding and imposition of U.S. federal income tax on payments made to the Borrower, the Borrower shall deliver or cause to be delivered an IRS Form W-9 of its sole beneficial owner for U.S. federal income tax purposes or, for periods during which the Borrower is treated as a partnership for U.S. federal income tax purposes, its own IRS Form W-9 (or applicable successor of such IRS form) to each Obligor of, or counterparty or paying agent with respect to, an Asset at the time such Asset is acquired or entered into by the Borrower and thereafter prior to the obsolescence or expiration of such form.

(f) Upon the Collateral Trustee’s receipt of a request by a Holder of Secured Debt or by a Person certifying that it is an owner of a beneficial interest in Secured Debt for the information described in Treasury regulations Section 1.1275-3(b)(1)(i) that is applicable to such Holder or beneficial owner, the Borrower shall cause its Independent accountants to provide promptly to the Collateral Trustee and such requesting Holder or owner of a beneficial interest in such Secured Debt all of such information.

(g) No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Borrower may at any time consist of real estate mortgages as determined for purposes of Section 7701(i) of the Code unless, based on an opinion or advice from Paul Hastings LLP or Cleary Gottlieb Steen & Hamilton LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, the ownership or such debt obligations will not cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

(h) In connection with a Re-Pricing or designation of a Fallback Rate that results in a deemed exchange of Secured Debt for U.S. federal income tax purposes, the Borrower will cause its Independent accountants to assist the Borrower in complying with any requirements under Treasury regulations Section 1.1273-2(f)(9) (or any successor provision), including (i) determining whether Secured Debt subject to such Re-Pricing or designation of a Fallback Rate are traded on an established market, (ii) if so traded, causing its Independent accountants to determine the fair market value of such Secured Debt, and (iii) making available such fair market value determination to Holders and beneficial owners of such Secured Debt in a commercially reasonable fashion, including by electronic publication, within 90 days after the effective date of such Re-Pricing or designation of a Fallback Rate.

(i) Notwithstanding anything herein to the contrary, the Collateral Manager, the Borrower, the Collateral Trustee, the Collateral Administrator, the Initial Purchaser, the Holders and beneficial owners of the Debt and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Agreement and the Indenture and Security Agreement and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Borrower, the Collateral Trustee, the Collateral Administrator, the Initial Purchaser or any other party to the transactions contemplated by the Indenture and Security Agreement.

(j) Upon written request, the Collateral Trustee, the Loan Agent and the Registrar shall provide to the Borrower, the Collateral Manager or any agent thereof in accordance with Section 14.3 of the Indenture and Security Agreement, any information specified by such parties regarding the Holders of the Debt and payments on the Debt that is reasonably available to the Loan Agent, the Collateral Trustee or the Registrar, as the case may be, and may reasonably be necessary for the Borrower to comply with FATCA and the CRS.

(k) The Borrower (or an agent acting on its behalf) will take such reasonable actions, including hiring agents or advisors, consistent with law and its obligations under this Agreement or the Indenture and Security Agreement, as are necessary for compliance with FATCA and the CRS including appointing any agent or representative to perform due diligence, withholding or reporting obligations of the Borrower pursuant to FATCA and the CRS, and any other action that the Borrower would be permitted to take under the Indenture necessary for compliance with FATCA and the CRS.

Section 5.15 Representations Relating to Security Interests in the Assets. (a) The Borrower hereby represents and warrants that, as of the Loan Date (which representations and warranties shall survive the execution of this Agreement and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee under the Indenture and Security Agreement), with respect to the Assets:

(i) The Borrower owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are being released on the Loan Date contemporaneously with the sale or incurrence, as applicable, of the Debt on the Loan Date or on the related Cut-Off Date contemporaneously with the purchase of such Asset on the Cut-Off Date, created under, or permitted by, the Indenture and Security Agreement and any other Permitted Liens.

(ii) Other than the security interest Granted to the Collateral Trustee pursuant to the Indenture and Security Agreement, except as permitted by the Indenture and Security Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Borrower has not authorized the filing of and is not aware of any Financing Statements against the Borrower that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Collateral Trustee under the Indenture and Security Agreement or that has been terminated; the Borrower is not aware of any judgment, PBGC liens or Tax lien filings against the Borrower.

(iii) All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv) All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC or “deposit accounts” (as defined in Section 9-102(a) of the UCC).

(v) The Indenture and Security Agreement creates a valid and continuing security interest (as defined in Section 1-201(37) of the UCC) in such Assets in favor of the Collateral Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in the Indenture and Security Agreement), and is enforceable as such against creditors of and purchasers from the Borrower.

(b) The Borrower hereby represents and warrants that, as of the Loan Date (which representations and warranties shall survive the execution of this Agreement and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee under the Indenture and Security Agreement), with respect to Assets that constitute Instruments:

(i) Either (x) the Borrower has caused or shall have caused, within ten days after the Loan Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Collateral Trustee, for the benefit and security of the Secured Parties or (y)(A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Collateral Trustee or the Borrower has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Collateral Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Trustee, for the benefit of the Secured Parties.

(ii) The Borrower has received all consents and approvals required by the terms of the Assets to the pledge under the Indenture and Security Agreement to the Collateral Trustee of its interest and rights in the Assets.

(c) The Borrower hereby represents and warrants that, as of the Loan Date (which representations and warranties shall survive the execution of this Agreement and the Indenture and Security Agreement and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee under the Indenture and Security Agreement), with respect to the Assets that constitute Security Entitlements:

(i) All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC or “deposit accounts” as defined in Section 9-102(a) of the UCC. The Securities Intermediary for each Account that is a securities account has agreed to treat all assets other than cash or general intangibles credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii) The Borrower has received all consents and approvals required by the terms of the Assets to the pledge under the Indenture and Security Agreement to the Collateral Trustee of its interest and rights in the Assets.

(iii) (x) the Borrower has caused or shall have caused, within ten days after the Loan Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Collateral Trustee, for the benefit and security of the Secured Parties under the Indenture and Security Agreement and (y)(A) the Borrower has delivered to the Collateral Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Collateral Trustee relating to the Accounts without further consent by the Borrower or (B) the Borrower has taken all steps necessary to cause the Custodian to identify in its records the Collateral Trustee as the person having a security entitlement against the Custodian in each of the Accounts.

(iv) The Accounts are not in the name of any person other than the Borrower or the Collateral Trustee. The Borrower has not consented to the Custodian complying with the entitlement order of any person other than the Collateral Trustee (and the Borrower prior to a notice of exclusive control being provided by the Collateral Trustee).

(d) The Borrower hereby represents and warrants that, as of the Loan Date (which representations and warranties shall survive the execution of this Agreement and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee under the Indenture and Security Agreement), with respect to Assets that constitute general intangibles:

(i) The Borrower has caused or shall have caused, within ten days of the Loan Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Collateral Trustee, for the benefit and security of the Secured Parties.

(ii) The Borrower has received, or shall receive, all consents and approvals required by the terms of the Assets to the pledge under the Indenture and Security Agreement to the Collateral Trustee of its interest and rights in the Assets.

(e) The Borrower agrees to notify the Rating Agency with a copy to the Collateral Manager promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 5.15 (Representations Relating to the Security Interests in the Assets) and shall not waive any of the representations and warranties in this Section 5.15 (Representations Relating to the Security Interests in the Assets) or any breach thereof.

Section 5.16 Objection to Bankruptcy Proceeding. So long as any of the Debt is Outstanding, the Borrower shall promptly object to the institution of any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other similar proceedings under United States federal or state bankruptcy law or similar law against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided, that such obligation shall be subject to the availability of funds therefor.

Section 5.17 Investment Company Act; Volcker Rule. None of the Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940. The Borrower will be a “covered fund” under the Volcker Rule because (i) it is an entity that would be an investment company under the Investment Company Act but for its reliance on the exemption provided by Section 3(c)(7) thereunder; and (ii) it is not taking any action to qualify for any of the exclusions from the definition of “covered fund,” including the loan securitization exclusion. The Borrower believes that the Class A-1L Loans will not constitute an “ownership interest” in a “covered fund” for purposes of the Volcker Rule.

Section 5.18 OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

Section 5.19 Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted and covenant to conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and will maintain policies and procedures designed to promote and achieve compliance with such laws. The Borrower and its Subsidiaries shall not directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

Section 5.20 Sanctions. The Borrower and its Subsidiaries shall not directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender or otherwise) of Sanctions.

The Borrower covenants and represents that neither it nor any of its Affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government (including OFAC), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority.

Section 5.21 PATRIOT Act. The Lenders hereby notify the Borrower that pursuant to the requirements of the U.S. Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), they are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the Patriot Act. The Borrower shall, promptly following a request by any Lender, provide all documentation and other information that such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of (i) any interest on any Class A-1 Debt, any Class A-2 Note or any Class B Note and, in each case, the continuation of any such default for five (5) Business Days after a Trust Officer of the Collateral Trustee has actual knowledge or receives notice from any holder of Debt of such payment default, or (ii) any principal of, or interest on, or any Redemption Price in respect of, any Secured Debt at its Stated Maturity or any Redemption Date; provided that the failure to effect any Optional Redemption which is withdrawn by the Borrower in accordance with the Indenture and Security Agreement or with respect to which any Refinancing fails to occur shall not constitute an Event of Default and provided further that, solely with respect to clause (i) above, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, the Collateral Trustee, the Loan Agent, the Collateral Administrator or any Paying Agent, such failure continues for seven (7) Business Days after a Trust Officer of the Collateral Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b) the failure on any Payment Date to disburse amounts available in the Payment Account in excess of U.S.$25,000 in accordance with the Priority of Payments and continuation of such failure for a period of ten (10) Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Collateral Trustee, the Collateral Administrator or any Paying Agent, such failure continues for seven (7) Business Days after a Trust Officer of the Collateral Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c) any of the Borrower or the Assets becomes an investment company required to be registered under the 1940 Act and that status continues for forty-five (45) consecutive days;

(d) except as otherwise provided in Section 5.1 of the Indenture and Security Agreement, a default in a material respect in the performance, or breach in a material respect, of any other material covenant of the Borrower herein or the Indenture and Security Agreement (it being understood, without limiting the generality of the foregoing, that (i) any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not an Event of Default, except to the extent provided in clause (e) below, (ii) the failure of the Borrower to satisfy the requirements of Section 7.18 of the Indenture and Security Agreement will not constitute an Event of Default (unless the Borrower or the Collateral Manager acting on behalf of the Borrower, has acted in bad faith)) and (iii) the failure of the Borrower to satisfy its obligations relating to Article 7 Reporting is not an Event of Default (unless the Borrower or the Collateral Manager acting on behalf of the Borrower, has acted in bad faith), or the failure of any material representation or warranty of the Borrower made herein or the of the Indenture and Security Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made, which default, breach or failure has a material adverse effect on the Holders of the Debt and continues for a period of thirty (30) days after notice to the Borrower and the Collateral Manager by registered or certified mail or overnight delivery service, by the Collateral Trustee at the direction of the Holders of at least a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate and the sale or other disposition of any asset that did not at the time of its acquisition satisfy any of the investment criteria set forth in of the Indenture and Security Agreement shall cure any breach or failure arising therefrom as of the date of such sale or disposition;

(e) on any Measurement Date as of which the Class A-1 Debt is Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Collateral Principal Amount plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A-1 Debt, to equal or exceed 102.5%;

(f) the entry of a decree or order by a court having competent jurisdiction adjudging the Borrower as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Borrower under any Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, provisional liquidator, assignee, or sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(g) the institution by the Borrower of Proceedings to have the Borrower adjudicated as bankrupt or insolvent, or the consent of the Borrower to the institution of bankruptcy or insolvency Proceedings against the Borrower, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law or any other similar applicable law, or the consent by the Borrower to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, provisional liquidator, assignee, trustee or sequestrator (or other similar official) of the Borrower or of any substantial part of its property, respectively, or the making by the Borrower of an assignment for the benefit of creditors, or the admission by the Borrower in writing of its inability to pay its debts generally as they become due, or the shareholders of the Borrower passing a resolution to have the Borrower wound up on a voluntary basis, or the taking of any action by the Borrower in furtherance of any such action; or

(h) the occurrence of an “Event of Default” under and as defined in the Indenture and Security Agreement, whether or not declared or notified to the Borrower or the Collateral Trustee.

Upon a Responsible Officer’s obtaining knowledge of the occurrence of an Event of Default, each of (i) the Borrower, (ii) the Collateral Trustee, (iii) the Loan Agent and (iv) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Collateral Trustee, the Collateral Trustee shall promptly (and in no event later than three (3) Business Days thereafter) notify the Holders (as their names appear on the Register, the Loan Register or Share Register, as applicable), TISE (for so long as any Class of Notes is listed on TISE and so long as the guidelines of such exchange so require), each Paying Agent and the Rating Agency of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14 of the Indenture and Security Agreement).

Section 6.2 Acceleration Upon the occurrence of an Event of Default and the acceleration of the Borrower’s obligations under the Indenture and Security Agreement pursuant to the terms of Section 5.2 of the Indenture and Security Agreement, the unpaid principal amount of the Loans, together with the interest accrued thereon and all other amounts payable by the Borrower hereunder in respect of the Loans, shall automatically become immediately due and payable by the Borrower hereunder, subject to and in accordance with the applicable provisions of the Indenture and Security Agreement, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the rescission or annulment of the related Event of Default under the Indenture and Security Agreement in accordance with the terms thereof, any such acceleration shall automatically be rescinded and annulled for all purposes hereunder; provided, however, that no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 6.3 Remedies. Remedies for an Event of Default are granted to the Collateral Trustee for the benefit of the Secured Parties under the Indenture and Security Agreement. Each of the Lenders agrees and acknowledges that the remedies for an Event of Default hereunder are governed by, and subject to the terms and conditions of, the Indenture and Security Agreement.

ARTICLE VII

THE COLLATERAL TRUSTEE AND THE LOAN AGENT

Section 7.1 Collateral Trustee.

(a) The Borrower has appointed the Collateral Trustee pursuant to the Indenture and Security Agreement and Granted to the Collateral Trustee a security interest in the Collateral for the benefit of the Secured Parties, including the Lenders.

(b) The rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee as set forth in the Indenture and Security Agreement, including Article VI thereof, shall also apply to the Collateral Trustee under this Agreement, mutatis mutandis. The Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture and Security Agreement and this Agreement and no implied covenants or obligations shall be read into the Indenture and Security Agreement or this Agreement against the Collateral Trustee. For the avoidance of doubt, the Collateral Trustee hereby agrees to forward any notices that it receives to the appropriate parties so required by the Indenture and Security Agreement and provide a copy of each such notice to the Loan Agent with a direction to deliver a copy of such notice to the Lenders.

Section 7.2 Appointment of Loan Agent. The Lenders hereby designate State Street to act as Loan Agent as specified herein and in the other Credit Documents. By becoming a party to this Agreement, each Lender hereby irrevocably authorizes the Loan Agent to take such action under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Loan Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Loan Agent may perform any of its duties hereunder or under the other Credit Documents by or through its officers, directors, agents, employees or affiliates. For the avoidance of doubt, the Collateral Trustee and Loan Agent hereby agrees to forward or make available any notices that it receives to the appropriate parties so required by the Indenture and Security Agreement.

Section 7.3 Nature of Duties of Loan Agent. The Loan Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Collateral Documents. None of the Loan Agent or any of its officers, directors, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their negligence, willful misconduct or bad faith. The duties of the Loan Agent shall be mechanical and administrative in nature; the Loan Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Loan Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

Section 7.4 Lack of Reliance on the Loan Agent. Independently and without reliance upon the Loan Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement and the other Credit Documents, the Loan Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Loan Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the satisfaction of any of the conditions precedent set forth in Article IV (Conditions to Credit Extensions) or the financial condition of the Borrower or the existence or possible existence of any Default.

Section 7.5 Certain Rights of the Loan Agent. Except as otherwise provided in the Indenture and Security Agreement in the case of the Collateral Trustee:

(a) The Loan Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, electronic communication or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. In addition, the Loan Agent shall be entitled to the rights, benefits and protection of the Collateral Trustee as set forth in Article VI of the Indenture and Security Agreement;

(b) any request or direction of the Borrower mentioned herein may be sufficiently evidenced by an Issuer Order;

(c) whenever in the administration of this Agreement or the Indenture and Security Agreement, the Loan Agent shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Loan Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s Certificate or Issuer Order or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Loan Agent may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d) as a condition to the taking or omitting of any action by it hereunder, the Loan Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Loan Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any Lenders pursuant to this Agreement and the Indenture and Security Agreement, unless such Lenders shall have offered to the Loan Agent security or indemnity reasonably satisfactory to the Loan Agent against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Loan Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, electronic communication or other documents, but the Loan Agent, in its discretion, may, and upon the written direction of a Majority of the Lenders or of a Rating Agency shall (subject to the right hereunder to be reasonably satisfactorily indemnified for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit. The reasonable expense of every such examination shall be paid by the Borrower and, the Loan Agent shall be entitled, on reasonable prior notice to the Borrower and the Collateral Manager, to examine the books and records relating to the Debt and the Assets and the premises of such Person to determine compliance with this Agreement, personally or by agent or attorney during such Person’s normal business hours and the Loan Agent shall incur no liability of any kind by reason of such inquiry or investigation; provided, that the Loan Agent shall, and shall cause its agents, to hold in confidence all such information, except (A) to the extent disclosure may be required by law or by any regulatory authority or (B) to the extent that the Loan Agent, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g) the Loan Agent may execute any of the rights, privileges or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that Loan Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;

(h) the Loan Agent shall not be liable for any action it takes, suffers or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers or within its discretion hereunder, other than acts or omissions constituting negligence, willful misconduct or bad faith of the Loan Agent’s duties hereunder;

(i) the permissive right of the Loan Agent to perform any discretionary act enumerated in this Agreement shall not be treated as a duty and the Loan Agent shall not be answerable for other than its negligence, willful misconduct or bad faith;

(j) nothing herein shall be construed to impose an obligation on the part of the Loan Agent to monitor, recalculate, evaluate or (absent manifest error) verify any report, certificate or information received from the Borrower or Collateral Manager (unless and except to the extent otherwise expressly set forth herein) and all calculations made by the Loan Agent in its role hereunder shall (in the absence of manifest error) be final and binding on all parties;

(k) the Loan Agent shall not be responsible or liable for the actions or omissions of, or any inaccuracies in the records of, any non-Affiliated custodian, transfer agent, paying agent or calculation agent (other than itself in such capacities), clearing agency, loan syndication, administrative or similar agent, DTC, Euroclear or Clearstream, or for the acts or omissions of the Collateral Manager, the Borrower or any Person;

(l) the Loan Agent shall not be required to give any bond or surety, or provide any indemnity, in respect of the execution and performance of this Agreement or the exercise of any of its powers granted hereunder;

(m) in making or disposing of any investment permitted by the Indenture and Security Agreement, the Loan Agent is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a sub-agent of the Loan Agent or for any third Person or dealing as principal for its own account;

(n) in the event that State Street is also acting in any capacity hereunder or under the Indenture and Security Agreement other than Collateral Trustee and Loan Agent, as applicable, or is acting as Collateral Administrator, the rights, protections, immunities and indemnities afforded to the Loan Agent pursuant to this Article VII (The Collateral Trustee and the Loan Agent) hereof shall also be afforded to State Street acting in such capacities; provided that in the case of State Street acting as Collateral Administrator, such rights, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Indenture and Security Agreement or the Collateral Administration Agreement, as applicable;

(o) the Loan Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services);

(p) notwithstanding any term hereof to the contrary, the Loan Agent shall be under no obligation to evaluate the sufficiency of the documents or instruments delivered to them by or on behalf of the Borrower in connection with the Grant by the Borrower to the Collateral Trustee of any item constituting the Assets or otherwise, or in that regard to examine any Collateral Obligations, in order to determine compliance with applicable requirements of or restrictions on transfer imposed by the documentation underlying such Collateral Obligations nor to re-register or otherwise change the registration or form in which the Collateral Obligations are Delivered, transferred, assigned or pledged by the Borrower to the Collateral Trustee;

(q) to the extent any defined term hereunder, or any calculation required to be made or determined by the Loan Agent hereunder, is dependent upon or defined by reference to GAAP, the Loan Agent shall be entitled to request and receive (and rely upon) instruction from the Borrower or the accountants identified in the Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Borrower) as to the application of GAAP in such connection, in any instance;

(r) the Loan Agent or its Affiliates are permitted to provide services and to receive additional compensation that could be deemed to be in the Loan Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments; if otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(s) the Loan Agent shall not have any obligation to determine: (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by the Indenture and Security Agreement or (ii) with respect to the Collateral Trustee, if the Collateral Manager has not provided it with the information necessary for making such determination, whether the conditions specified in the definition of “Delivered” have been complied with;

(t) the Loan Agent shall not be deemed to have notice or knowledge of any matter unless an officer designated by the Loan Agent in writing as having responsibility for the duties of the Loan Agent hereunder (a “Responsible Officer”) has actual knowledge thereof or unless written notice thereof is received by a Bank Officer at the Corporate Trust Office or a Responsible Officer at the office of the Loan Agent and such notice references the Loans generally, the Borrower or this Agreement. Whenever reference is made in this Agreement to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Loan Agent is concerned, be construed to refer only to a Default or an Event of Default of which the Loan Agent is deemed to have knowledge in accordance with this paragraph;

(u) the Loan Agent shall not have any liability for the acts or omissions of the Collateral Manager, the Collateral Administrator, the Borrower, any Paying Agent (other than such Agent) or any Authenticating Agent (other than such Agent) appointed under or pursuant to this Agreement or the other Collateral Documents;

(v) the Loan Agent is not responsible or liable for the preparation, filing, continuation or correctness of financing statements or the validity or perfection of any lien or security interest;

(w) notwithstanding any term hereof to the contrary, the Loan Agent shall not be under any obligation to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower in connection with the Grant by the Borrower to the Collateral Trustee of any item constituting the Collateral Obligations or otherwise, or in that regard to examine any Collateral Obligations, in order to determine compliance with applicable requirements of and restrictions on transfer imposed by the documentation underlying such Collateral Obligations nor to re-register or otherwise change the registration or form in which the Collateral Obligations are Delivered, transferred, assigned or pledged by the Borrower to the Collateral Trustee;

(x) the Loan Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Loan Agent; and

(y) notwithstanding anything herein inconsistent or to the contrary, the Collateral Trustee shall be entitled to all the same rights, privileges, protections, immunities and indemnities in this Agreement as are afforded the Bank in the Indenture and Security Agreement, all of which are incorporated herein mutatis mutandis, in addition to any such rights, privileges, protections, immunities and indemnities contained herein. Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting liability of or affording protection to the Loan Agent shall be subject to the provisions of Section 7.2 (Appointment), 7.3 (Nature of Duties) and 7.5 (Certain Rights of the Loan Agent) of this Agreement. Notwithstanding anything herein inconsistent or to the contrary, in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent, Loan Agent, Collateral Trustee or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee pursuant to Article VI of the Indenture and Security Agreement shall also be afforded to the Bank acting in such capacities.

Section 7.6 Not Responsible for Recitals or Issuance of Debt. The recitals contained herein, shall be taken as the statements of the Borrower and the Loan Agent assume no responsibility for their correctness. The Loan Agent makes no representation as to the validity or sufficiency of this Agreement (except as may be made with respect to the validity of the Loan Agent’s obligations hereunder), the Assets or the Debt. The Loan Agent shall not be accountable for the use or application by the Borrower of the proceeds of the Loans or any amounts paid to the Borrower pursuant to the provisions hereof.

Section 7.7 May Hold Loans. The Loan Agent or any other agent of the Borrower, in its individual or any other capacity, may become the owner or pledgee of a Loan and may otherwise deal with the Borrower or any of its Affiliates with the same rights it would have if it were not an agent.

Section 7.8 Holders of Lender Notes; Transferee of Assignment Agreement. (a) The Loan Agent may deem and treat the person in whose name such Loan is registered on the Register herein as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Loan Agent and the requirements set forth in Section 8.16 (Register) have been satisfied. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Lender Note (or the registered Holder of a Loan in the form of a Confirmation of Registration) shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Lender Note (or Confirmation of Registration) or of any Lender Note or Lender Notes (or Confirmation of Registration) or Class A-1A Notes issued in exchange therefor.

(b) The Loan Agent may deem and treat the transferee of a properly executed and delivered Assignment Agreement pursuant to Section 8.4(b) (Benefit of Agreement) whose name is recorded in the Register as a Lender under this Agreement with all of the same rights and obligations as a Holder of a Lender Note, whether or not such Lender requests a Lender Note pursuant to Section 3.2 (Lender Notes), for all purposes hereof unless and until the Loan Agent receives and accepts a subsequent Assignment Agreement properly executed and delivered pursuant to Section 8.4(b) (Benefit of Agreement).

Section 7.9 Compensation and Reimbursement. (a) The Borrower agrees:

(i) to pay each of the Loan Agent and the Collateral Trustee on each Payment Date, in accordance with the Priority of Payments, reasonable compensation for all services rendered by it hereunder as set forth in Section 2.2 (Fees) hereof;

(ii) except as otherwise expressly provided herein and subject to the Priority of Payments, to reimburse the Loan Agent (subject to any written agreement between the Borrower and the Loan Agent) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Loan Agent in accordance with any provision of this Agreement or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any pricing service, accounting firm or investment banking firm employed by the Loan Agent pursuant to the Indenture and Security Agreement, except any such expense, disbursement or advance as may be attributable to the Loan Agent’s negligence, willful misconduct or bad faith); but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Loan Agent’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager; and

(iii) to indemnify the Loan Agent and its officers, directors, employees, attorneys, advisors and agents for, and to hold them harmless against, any loss, liability, claim, damage or expense (including reasonable counsel’s fees and expenses) of any type or nature incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this Agreement and the Credit Documents or the performance of its duties hereunder or thereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder or any other document related hereto.

This Section 7.9 (Compensation and Reimbursement) shall survive the termination of this Agreement or the removal or resignation of the Loan Agent.

(b) The Loan Agent hereby agree not to cause the filing of a petition in bankruptcy against the Borrower for the non-payment to the Loan Agent of any amounts provided by this Agreement or the other Credit Documents, including, without limitation, this Section 7.9 (Compensation and Reimbursement) hereof until at least one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Debt. Nothing in this Section 7.9 (Compensation and Reimbursement) hereof shall preclude, or be deemed to stop, the Loan Agent (i) from taking any action prior to the expiration of the aforementioned one year (or, if longer, the applicable preference period then in effect) plus one day in (A) any case or Proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Loan Agent, or (ii) from commencing against the Borrower or any of its properties, any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding. This Section 7.9(b) (Compensation and Reimbursement) shall survive the termination of this Agreement or the removal or resignation of the Loan Agent.

(c) The Loan Agent acknowledges that all payments payable to it under this Agreement shall be subject to the Priority of Payments in the Indenture and Security Agreement and payable as Administrative Expenses. If, on any date when any amount shall be payable to the Loan Agent pursuant to this Agreement, insufficient funds are available for the payment thereof, any portion of a fee or expense not so paid shall be deferred and payable on such later date on which a fee or expense shall be payable and sufficient funds are available. Following realization of the Assets and distribution of proceeds in the manner provided in the Priority of Payments in the Indenture and Security Agreement, any obligations of the Borrower and any claims of the Loan Agent against the Borrower shall be extinguished and shall not thereafter revive. This Section 7.9(c) (Compensation and Reimbursement) shall survive the termination of this Agreement or the removal or resignation or the Loan Agent.

(d) Anything in this Agreement to the contrary notwithstanding, in no event shall the Loan Agent be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

(e) The Borrower’s payment obligations to Loan Agent under this Section 7.9 (Compensation and Reimbursement) shall be secured by the lien of the Indenture and Security Agreement, and shall survive the resignation or removal of the Loan Agent, as applicable. When the Loan Agent incurs expenses after the occurrence of a Default or an Event of Default under the Indenture and Security Agreement, the expenses are intended to constitute expenses of administration under Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 7.10 Loan Agent Required; Eligibility. There shall at all times be a Loan Agent hereunder which shall be organizations or entities organized and doing business under the laws of the United States of America or of any state thereof, each having a combined capital and surplus of at least $200,000,000 and meeting the eligibility criteria specified in Section 6.8 of the Indenture and Security Agreement. If at any time the Loan Agent shall cease to be eligible in accordance with the provisions of this Section 7.10 (Loan Agent Required; Eligibility) hereof, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII (The Collateral Trustee and Loan Agent).

Section 7.11 Resignation and Removal of Loan Agent; Appointment of Successor Loan Agent. (a) No resignation or removal of the Loan Agent and no appointment of a successor loan agent with respect to the applicable Agent (the “Successor Loan Agent”) pursuant to this Article shall become effective until the acceptance of appointment by the Successor Loan Agent under Section 7.12 (Acceptance of Appointment by Successor Loan Agent). The indemnification in favor of the Loan Agent in Section 7.9 (Compensation and Reimbursement) hereof shall survive any resignation or removal (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to such resignation or removal).

(b) The Loan Agent may resign at any time by giving not less than 30 days written notice thereof to the Borrower, the Collateral Manager, each Holder (including each Lender) and the Rating Agency. If the Loan Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason, the Borrower shall promptly appoint a Successor Loan Agent by Issuer Order, one copy of which shall be delivered to the Loan Agent, the Successor Loan Agent, each Holder and the Collateral Manager; provided, that such Successor Loan Agent shall be appointed by an Act of a Majority of the Loans. If no Successor Loan Agent shall have been appointed and an instrument of acceptance by a Successor Loan Agent shall not have been delivered to the resigning Successor Loan Agent within 30 days after the giving of such notice of resignation, the resigning Successor Loan Agent or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Loan Agent satisfying the requirements of Section 7.10.

(c) The Successor Loan Agent so appointed shall, forthwith upon its acceptance of such appointment, become the Successor Loan Agent and supersede any Successor Loan Agent proposed by the Borrower. If no Successor Loan Agent shall have been appointed and an instrument of acceptance by a Successor Loan Agent shall not have been delivered to the Loan Agent within 30 days after the giving of such notice of resignation, the resigning Agent, or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Loan Agent satisfying the requirements of Section 7.10 (Loan Agent Required; Eligibility) hereof.

(d) The Loan Agent may be removed at any time by Act of a Majority of the Lenders.

(e) If at any time:

(i) the Loan Agent shall cease to be eligible under Section 7.10 (Loan Agent Required; Eligibility) hereof and shall fail to resign after request therefor by the Borrower or by a Majority of the Lenders; or

(ii) the Loan Agent shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Loan Agent or of its property shall be appointed or any public officer shall take charge or control of the Loan Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 7.11(a) (Resignation and Removal of Loan Agent; Appointment of Successor Loan Agent) hereof), (A) the Borrower, by an Issuer Order, may remove the Loan Agent, or (B) any Lender may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Loan Agent and the appointment of a Successor Loan Agent.

(f) If the Loan Agent shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason (other than resignation), the Borrower, by Issuer Order, shall promptly appoint a successor Loan Agent; provided, that such successor Loan Agent shall be appointed by an Act of a Majority of the Loans. If no successor Loan Agent shall have been so appointed and shall have accepted appointment in the manner hereinafter provided, subject to Section 6.9 of the Indenture and Security Agreement, any Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Loan Agent.

(g) The Borrower shall give prompt notice of each resignation and each removal of the Loan Agent and each appointment of a Successor Loan Agent to the Collateral Trustee, the Rating Agency and to each Lender. Such notice shall include the name of the Successor Loan Agent and the address of its Corporate Trust Office. If the Borrower fails to provide such notice within 10 days after acceptance of appointment by the Successor Loan Agent, the Successor Loan Agent shall cause such notice to be given at the expense of the Borrower.

(h) Any resignation or removal of the Collateral Trustee under the Indenture and Security Agreement shall be an effective resignation or removal of State Street in all capacities hereunder and under the Indenture and Security Agreement.

Section 7.12 Acceptance of Appointment by Successor Loan Agent. Every Successor Loan Agent appointed hereunder and qualified under Section 7.10 (Loan Agent Required; Eligibility) hereof shall execute, acknowledge and deliver to the Borrower and the retiring Agent an instrument accepting such appointment and agreeing to be bound by this Agreement and, to the extent such Successor Loan Agent shall be a party thereto, the Indenture and Security Agreement and the Securities Account Control Agreement. Upon delivery of the required instruments, the resignation or removal of the retiring Loan Agent shall become effective and such Successor Loan Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Agent; but, on request of the Borrower or a Majority of the Loans or the Successor Loan Agent, such retiring Agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such Successor Loan Agent all the rights, powers and trusts of the retiring Agent, and shall duly assign, transfer and deliver to such Successor Loan Agent all property held by such retiring Loan Agent hereunder. Upon request of any such Successor Loan Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such Successor Loan Agent all such rights, powers and trusts.

Section 7.13 Merger, Conversion, Consolidation or Succession to Business of Loan Agent. Any entity into which the Loan Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Loan Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Loan Agent, shall be the successor of the Loan Agent hereunder; provided that such entity shall be otherwise qualified and eligible under this Article VII (The Collateral Trustee and the Loan Agent) hereof, without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, further, that the Loan Agent shall give notice thereof to the Borrower, the Collateral Manager, each Lender, and the Rating Agency.

Section 7.14 Representations and Warranties of State Street. State Street hereby represents and warrants as follows:

(a) Organization. It has been duly organized and is validly existing as a trust company with trust powers under the laws of the Commonwealth of Massachusetts and has the power to conduct its business and affairs as a collateral trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b) Authorization; Binding Obligations. It has the corporate power and authority to perform the duties and obligations under this Agreement. It has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and all of the documents required to be executed by State Street pursuant hereto. This Agreement has been duly authorized, executed and delivered by State Street and constitutes the legal, valid and binding obligation of State Street enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to State Street and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c) Eligibility. It is eligible under Section 7.10 (Loan Agent Required; Eligibility) hereof to serve as Loan Agent.

(d) No Conflict. Neither the execution, delivery and performance of this Agreement or the Indenture and Security Agreement, nor the consummation of the transactions contemplated by this Agreement or the Indenture and Security Agreement, (i) is prohibited by, or requires State Street to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon State Street or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which State Street is a party or by which it or any of its property is bound.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Payment of Expenses, etc. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses (A) of the Loan Agent, the Collateral Trustee and the Lenders in connection with any amendment, waiver or consent of the Credit Documents and the documents and instruments referred to therein and (B) of the Loan Agent, the Collateral Trustee and each of the Lenders in connection with any Default or with the enforcement of the Credit Documents and the documents and instruments referred to therein (including the reasonable fees and disbursements of counsel for the Collateral Trustee, counsel for the Loan Agent and one (1) counsel in total for all Lenders, collectively). To the extent that the undertaking to indemnify, pay or hold harmless the Loan Agent, the Collateral Trustee and any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under Applicable Law, subject to the limitations and qualifications set forth in the preceding sentence and the Priority of Payments. Any payments made pursuant to this Section 8.1 (Payment of Expenses) shall be made on the first Payment Date that funds are available for such payments as an Administrative Expense in accordance with the Priority of Payments.

Section 8.2 Right of Setoff. Each Lender hereby waives any right of setoff that the Lender may have against the Borrower in respect of any Obligation arising hereunder or under the Lender Notes.

Section 8.3 Notices. (a) all notices and other communications provided for hereunder shall be in writing (including telecopier or electronic mail (if an e-mail address for the relevant party is set forth in the Indenture and Security Agreement)) and mailed or delivered, if to the Borrower, the Collateral Manager, the Rating Agency, the Loan Agent, the Collateral Trustee and/or any Lender, at its address specified in the Indenture and Security Agreement (or, in the case of any Lender, in Schedule 2 hereof), in the case of any Lender becoming party hereto after the Loan Date, the related Assignment Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. Any such notice or communication shall be deemed to have been given or made as of: the date so delivered, if delivered personally or by overnight courier; when receipt is acknowledged, if telecopied; if sent by electronic mail (if an e-mail address for the relevant party is set forth in the Indenture and Security Agreement or herein, as applicable), when received in the electronic mail account thereof and three (3) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

(b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Collateral Trustee and the Loan Agent may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice believed by the Collateral Trustee and/or the Loan Agent in good faith to be from the Borrower and/or the Collateral Manager (including an Officer thereof). In each such case, the Borrower hereby waives the right to dispute the Collateral Trustee’s and/or the Loan Agent’s record of the terms of such telephonic notice absent manifest error.

(c) In the event that any provision in this Agreement calls for any notice or document to be delivered simultaneously to the Collateral Trustee and the Loan Agent and any other person or entity, the Collateral Trustee’s and the Loan Agent’s receipt of such notice or document shall entitle the Collateral Trustee and the Loan Agent to assume that such notice was delivered to such other person or entity unless otherwise expressly specified herein or unless the Collateral Trustee or Loan Agent is responsible for sending such notice or document pursuant to the Indenture and Security Agreement or hereunder.

(d) Notwithstanding any provision to the contrary in this Agreement or in any agreement or document related hereto, any documents (including reports, notices or supplemental indenture) required to be provided by the Collateral Trustee or the Loan Agent to the Lenders may be provided by providing notice of, and access to, the Collateral Trustee’s website containing such document.

(e) State Street (in each of its capacities) shall accept and act upon instructions or directions pursuant to the this Agreement, Indenture and Security Agreement or any documents executed in connection therewith sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided however that, any person providing such instructions or directions shall provide to State Street an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give State Street email (or .pdf or similar files) or facsimile instructions (or instructions by a similar electronic method) and State Street in its discretion elects to act upon such instructions, State Street’s reasonable understanding of such instructions shall be deemed controlling. State Street shall not be liable for any losses, costs or other expenses arising directly or indirectly from State Street’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to State Street, including without limitation the risk of State Street acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 8.4 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto to the extent permitted under this Section 8.4 (Benefit of Agreement); provided, that, except as provided in Section 5.10 (Successor Substituted) of this Agreement, the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender. Each Lender may at any time grant participations in any of its rights hereunder to one or more commercial banks, insurance companies, funds or other financial institutions; provided, that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; and provided, further, that no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Documents except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Lender Note in which such participant is participating or waive any Mandatory Prepayment thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant’s participating interest in any Lender Note over the amount thereof then in effect (it being understood that a waiver of any Default or a Mandatory Prepayment, shall not constitute a change in the terms of any Lender Note), (y) release all or substantially all of the Assets (in each case, except as expressly provided in the Credit Documents), or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as provided in Section 5.10 (Successor Substituted) of this Agreement); and provided, further, that each participation shall be subject to the related participant providing a representation and warranty to the Lender from which it is acquiring its participation that it is (x) a Qualified Purchaser and a Qualified Institutional Buyer or (y) a non-U.S. Person that is a Qualified Purchaser.

(b) Any Lender may assign all or a portion of its rights and obligations under this Agreement (including, such Lender’s Loans, Lender Note and other Loans) to one or more commercial banks, insurance companies, funds or other financial institutions (including one or more Lenders) that is a Qualified Institutional Buyer and a Qualified Purchaser. No assignment pursuant to the immediately preceding sentence to an institution other than an Affiliate of such Lender or another Lender shall be in an aggregate amount less than (unless the entire outstanding Loan of the assigning Lender is so assigned) $250,000. No consent of the Borrower or the Loan Agent shall be required for any assignment by a Lender to (x) an Affiliate of such Lender, (y) a Conduit Lender or (z) another Lender. If any Lender so sells or assigns all or a part of its rights hereunder or under the Lender Notes, any reference in this Agreement or the Lender Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender.

(c) Each assignment pursuant to Section 8.4(b) (Benefit of Agreement) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement (an “Assignment Agreement”), which Assignment Agreement shall be substantially in the form of Exhibit B (appropriately completed); provided, that, in each case, unless otherwise consented to by the Borrower, the Assignment Agreement shall contain a representation and warranty by the assignee to the Loan Agent and the Borrower that such assignee is an Approved Lender. In the event of (and at the time of) any such assignment, either the assigning Lender or the assignee Lender shall pay to the Loan Agent a nonrefundable assignment fee of up to $3,500, and at the time of any assignment pursuant to subclause (b) of this Section 8.4 (Benefit of Agreement), (i) this Agreement shall be deemed to be amended to reflect the Lender Note (or the Confirmation of Registration in lieu thereof) of the respective assignee (which shall result in a direct reduction to the Lender Note of the assigning Lender) and of the other Lenders, and (ii) the Borrower shall issue new Lender Notes (or Confirmation of Registration) to the respective assignee and/or to the assigning Lender, as applicable, in conformity with the requirements of Sections 3.2 (Lender Notes) and 8.16 (Register). No transfer or assignment under subclause (b) of this Section 8.4 shall be effective until recorded by the Loan Agent on the Register pursuant to Section 8.16 (Register). To the extent of any assignment pursuant to subclause (b) of this Section 8.4 (Benefit of Agreement), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Lender Note (or Confirmation of Registration). Each Lender and the Borrower agree to execute such documents (including amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Lender Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

Section 8.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Loan Agent, the Collateral Trustee or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Loan Agent, the Collateral Trustee or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Loan Agent, the Collateral Trustee or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Loan Agent, the Collateral Trustee or the Lenders to any other or further action in any circumstances without notice or demand.

Section 8.6 Payments Pro Rata. (a) The Collateral Trustee agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Loans hereunder, it shall distribute such payment to the Loan Agent for remittance to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Loans with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Commitment then owed and due to such Lender bears to the total of such Commitment then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for Cash without recourse or warranty from the other Lenders an interest in the Loans to such other Lenders in such amount as shall result in a proportional participation by all of the Lenders in such disproportionate sum received; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding subclauses (a) and (b) of this Section 8.6 (Payments Pro Rata) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders and to Section 3.3.6 (Prepayment in Connection with Clean-Up Call Redemption of the Secured Debt) of this Agreement.

Section 8.7 Calculations; Computations. All computations of interest hereunder shall be calculated on the basis of the actual number of days elapsed in the applicable Notional Accrual Period or Interest Accrual Period divided by 360.

Section 8.8 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE LOANS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY THE LOANS (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (i) submits to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) EACH OF THE PARTIES HERETO AND ANY LENDER BECOMING A PARTY HERETO (BY THEIR ACCEPTANCE OF THE DEBT) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOANS OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

(d) Each Party (other than the Borrower) to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3 (Notices).

Section 8.9 Counterparts. This Agreement may be executed and delivered in counterparts (and by different parties hereto in different counterparts) (including by facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any signature (including, without limitation, any facsimile or electronic transmission, including .pdf file, .jpeg file or electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrwer and reasonably available at no undue burden or expense to the Collateral Trustee (including any symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record)) hereto or to any other certificate, agreement or document related to the transactions contemplated by this Agreement, and any contract formation or record-keeping, in each case, through electronic means, including, without limitation, through e-mail or portable document format, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, supplement, restatement, extension or renewal of this Agreement. Each party hereto represents and warrants to the other parties hereto that (i) it has the corporate or other applicable entity capacity and authority to execute this Agreement (and any other documents to be delivered in connection therewith) through electronic means, (ii) any electronic signatures of such party appearing on this Agreement (or such other documents) shall be treated in the same way as handwritten signatures for the purposes of validity, enforceability and admissibility of this Agreement (or any such other document) and (iii) the execution of this Agreement (or any such other document) by such party through such electronic means is not restricted by, and does not contravene, such party’s constitutive documents or applicable law. Any document electronically signed in a manner consistent with the foregoing provisions shall be valid so long as it is delivered by an Authorized Officer of the executing Person or by any person reasonably understood to be acting on behalf of such Person.

Section 8.10 Effectiveness. This Agreement shall become effective on the Loan Date upon satisfaction of the conditions set forth in Section 4.1 (Loan Date).

Section 8.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 8.12 Amendment or Waiver. (a) Except as set forth in clause (c) below, this Agreement may not be amended or waived other than in accordance with Article VIII of the Indenture and Security Agreement, which is hereby incorporated by reference mutatis mutandis. If there is any conflict between this Agreement and the Indenture and Security Agreement or any other Credit Document, this Agreement, the Indenture and Security Agreement and such other Credit Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Indenture and Security Agreement shall prevail and control and in any other case this Agreement shall prevail and control.

(b) Upon the execution of any supplemental indenture under Article VIII of the Indenture and Security Agreement, any provisions of this Agreement that are incorporated by reference, mutatis mutandis, as if fully set forth herein shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Agreement for all purposes; and every Lender theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

(c) (i) Other than any amendment or modification that could be effected under Article VIII of the Indenture and Security Agreement without the consent of any Lenders or Holders of Debt, terms of this Agreement that are not related to provisions of the Indenture and Security Agreement and that are terms uniquely affecting the Lenders may not be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, the Loan Agent and a Majority of the Lenders; provided, that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Loans being directly affected thereby in the case of the following clause (A)), (A) extend any time fixed for the payment of any principal of the Loans, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees thereon, or reduce the principal amount thereof, or change the currency of payment thereof or change any Lender’s Commitment, (B) release all or substantially all of the Assets (in each case, except as expressly provided in the Credit Documents), (C) amend, modify or waive any provision of Section 8.6 (Payments Pro Rata) or subclause (a) of this Section 8.12 (Amendment or Waiver), (D) reduce the percentage specified in the definition of Majority (it being understood that, with the consent of a Majority of the Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of a Majority of the Lenders on substantially the same basis as the extensions of Commitments are included on the Loan Date), (E) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as permitted by Section 5.10 (Successor Substituted)), (D) waive any mandatory prepayment of Loans required pursuant to Section 3.3.1 (Repayments and Prepayments) or (E) amend, modify or waive any provision of Section 8.21 (No Petition); provided, further, that no such change, waiver, discharge or termination shall increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications (otherwise permitted hereunder) of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender) or without the consent of the Loan Agent amend, modify or waive any provision of Article VII (The Collateral Trustee and the Loan Agent) or Section 3.6 (Subordination) as the same applies to the Loan Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Loan Agent, the Collateral Trustee and all future holders of the Loans and the Lender Notes (or Holders taking such interest in the form of a Confirmation of Registration).

(ii) No change, waiver, discharge or termination of this Agreement shall affect in any manner, amend, waive or modify the terms of the Indenture and Security Agreement.

(iii) In the case of any waiver, the Borrower, the Lenders, the Collateral Trustee and the Loan Agent shall be restored to their former position and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, to the extent so provided herein; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. In executing or accepting any change, waiver, discharge or termination of this Agreement permitted by this Section 8.12 (Amendment or Waiver), the Loan Agent and Collateral Trustee shall be entitled to receive, and (subject to Section 7.3 (Nature of Duties) and 7.5 (Certain Rights of the Loan Agent) herein and the Indenture and Security Agreement) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such change, waiver, discharge or termination is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied. The Collateral Trustee and Loan Agent shall not be liable for any reliance made in good faith upon such Opinion of Counsel.

(iv) Notwithstanding anything herein to the contrary and without the consent of any other party hereto, Section 3.7 (Conversion) of this Agreement may be irrevocably revoked on any Business Day at the direction of 100% of the Lenders; provided that no Class of Notes or Preferred Shares shall have the right to object or be required to consent to the removal of Section 3.7 (Conversion) and any amendment removing Section 3.7 (Conversion) shall be deemed to not be related to the Indenture and Security Agreement and to uniquely affect the Lenders and shall not be subject to Article VIII of the Indenture and Security Agreement; provided further that upon the removal of Section 3.7 (Conversion), any provision of the Indenture and Security Agreement related to Section 3.7 (Conversion), including, without limitation, Section 2.6(o) of the Indenture and Security Agreement, shall be deemed amended in connection with such amendment of this Agreement and have no further force or effect for the purposes of this Agreement or the Indenture and Security Agreement; provided further, that any Class A-1L Loans converted to Class A-1A Notes on or after the Loan Date which are outstanding on such Business Day shall remain Class A-1A Notes.

(d) Prior to the effectiveness of any amendment to this Agreement pursuant to clause (c) above, the S&P Rating Condition shall be satisfied with respect to the execution of such amendment.

Section 8.13 Survival. All indemnities set forth herein, including in Section 7.9 (Compensation and Reimbursement) and Section 8.1 (Payment of Expenses, etc.) shall survive the execution and delivery of this Agreement, the resignation or removal of the Loan Agent and the making and repayment of the Loans.

Section 8.14 Domicile of Loans. Subject to the limitations of Section 8.4 (Benefit of Agreement), each Lender may transfer and carry its Loans at, to or for the account of any branch office, Subsidiary or Affiliate of such Lender.

Section 8.15 Confidentiality. Subject to Section 8.4 (Benefit of Agreement), each Lender shall hold all non-public information obtained pursuant to the requirements of, or otherwise in connection with, this Agreement, in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, and in any event may make disclosure reasonably required by any bona fide actual or potential transferee or participant in connection with the contemplated transfer of any Loans or participation therein or an Affiliate of such Lender (so long as such transferee, participant or Affiliate agrees to be bound by the provisions of this Section 8.15 (Confidentiality)) or as required or requested by the NAIC or any governmental agency, central bank, regulatory authority, rating agency or representative thereof or pursuant to legal process; provided, that in no event shall any Lender or any Affiliate thereof be obligated or required to return any materials furnished by the Borrower. A Person that ceases to be a Lender shall continue to abide by the provisions of this Section 8.15 (Confidentiality).

Section 8.16 Register. (a) The Borrower hereby acknowledges that the Loan Agent will serve as the Borrower’s agent, solely for purposes of this Section 8.16 (Register), to maintain a register (the “Register”) on which it shall record the names and addresses of each Lender, the Loans (and transfers thereof) made by each such persons and each repayment in respect of the principal amount of the Loans. The parties hereto acknowledge that the Register under this Agreement is the “Loan Register” referred to in the Indenture and Security Agreement. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan made by such Lender shall not be effective until such transfer is recorded on the Register maintained by the Loan Agent with respect to ownership of such Loan as provided in this Section 8.16 (Register) and prior to such recordation all amounts owing to the transferor with respect to such Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan shall be recorded by the Loan Agent on the Register only upon the acceptance by the Loan Agent of a properly executed and delivered Assignment Agreement pursuant to Section 8.4(b) (Benefit of Agreement). Each Lender shall promptly provide the Loan Agent any information reasonably requested by it for purposes of maintaining the Register. Coincident with the delivery of such an Assignment Agreement to the Loan Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender its Lender Notes, if any, and thereupon one or more new Lender Notes (or Confirmation of Registration) in the same aggregate principal amount shall, if requested by the assigning or transferor Lender and/or new Lender, be issued to the assigning or transferor Lender and/or the new Lender, as applicable.

(b) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Agent (in its capacity as Agent) shall have responsibility for maintaining a Participant Register.

Section 8.17 [Reserved].

Section 8.18 Marshalling; Recapture. None of the Collateral Trustee, the Loan Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Loans. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

Section 8.19 Lender Representations, etc.; Non-Recourse Obligations. (a) By executing this Agreement, whether on the date hereof or pursuant to an assignment permitted hereunder, each Lender represents, warrants and covenants as follows:

(i) In connection with the Loans: (A) none of the Borrower, the Collateral Manager, the Collateral Administrator, the Collateral Trustee, the Loan Agent, the Initial Purchaser or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such Lender; (B) such Lender is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Borrower, the Collateral Manager, the Collateral Trustee, the Collateral Administrator, the Loan Agent, the Initial Purchaser or any of their respective Affiliates other than any statements herein and in the Indenture and Security Agreement, and such Lender has read and understands this Agreement and the Indenture and Security Agreement; (C) such Lender has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Agreement and the Indenture and Security Agreement) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Borrower, the Collateral Manager, the Collateral Administrator, the Collateral Trustee, the Loan Agent, the Initial Purchaser or any of their respective Affiliates; (D) such Lender is both (x) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(d) or (a)(1)(e) of Rule 144A or a trust fund referred to in paragraph (a)(1)(f) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (y) a Qualified Purchaser; (E) such Lender was not formed for the purpose of acquiring such Loans and is acquiring its interest in such Loans for its own account; (F) such Lender will hold and transfer the minimum required amount of the Loans; (G) such Lender is a sophisticated investor and is making the Loans with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks and (H) such Lender will provide notice of the relevant transfer restrictions to subsequent transferees;

(ii)

(A) on each day from the date on which such Lender (or subsequent transferee) acquires its interest in the Loans through and including the date on which such Lender disposes of its interest in such Loans, either (x) it is neither a Benefit Plan Investor nor a governmental, church, non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (y) its acquisition, holding and disposition of such Loans will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation of any Similar Law). Any purported transfer of a Loan, or any interest therein to a purchaser or transferee that does not comply with the requirements specified in the applicable documents will be of no force and effect and shall be null and void ab initio;

(B) if the Lender or any assignee of any Loan or beneficial interest therein is a Benefit Plan Investor, it will be deemed to represent and warrant that (i) none of the Borrower, the Initial Purchaser, the Collateral Trustee, the Loan Agent, the Collateral Manager or any of their affiliates, has provided or will provide any investment advice within the meaning of Section 3(21) of ERISA to the Benefit Plan Investor, or to any fiduciary or other person investing the assets of the Benefit Plan Investor (“Fiduciary”) in connection with its acquisition and holding of its interest in the Loans, and (ii) the Fiduciary is exercising its own independent judgment in evaluating its extending the Loans;

(iii) the Lender has not assigned and will not assign any of its rights under this Agreement to, anyone other than an assignee that is both (x) a Qualified Institutional Buyer and (y) a Qualified Purchaser and each party to whom it assigns any or all of its rights under this Agreement represents and warrants to the Borrower on the date it becomes a party to this Agreement and each date upon which a Loan is made hereunder after such date that it is both (x) a Qualified Institutional Buyer and (y) a Qualified Purchaser and that it has not assigned or will not assign any or all of its rights under this Agreement to anyone that is not both (x) a Qualified Institutional Buyer and (y) a Qualified Purchaser;

(iv) the Lender agrees that if it no longer qualifies as both (x) a Qualified Institutional Buyer and (y) a Qualified Purchaser, it shall notify the Borrower thereof immediately in writing and, from such time, no further Loans shall be made to the Borrower by such Lender pursuant to this Agreement;

(v) each Lender agrees to treat, and shall treat, the Secured Debt, to the extent outstanding for U.S. federal income tax purposes, as debt and the Preferred Shares as equity, in each case, for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law;

(vi) each Lender will timely furnish the Borrower, the Collateral Trustee or their respective agents with any tax forms or certifications (including, without limitation, an IRS Form W-9 in the case of a Person that is a United States Tax Person or an applicable IRS Form W-8 (together with all applicable attachments) in the case of a Person that is not a United States Tax Person, or any successors to such IRS forms), that the Borrower, the Collateral Trustee or their respective agents reasonably request in order to (A) make payments to the beneficial owner without, or at a reduced rate of, withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury regulations, or any other applicable law or regulation, and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Such Lender acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the Lender, or to the Borrower. Amounts withheld by the Borrower or its agents that are, in its sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to such Lender by the Borrower;

(vii) [Reserved];

(viii) each Lender agrees that no Secured Debt may be transferred by a Person from which the Borrower is disregarded as separate for U.S. federal income tax purposes, unless a written opinion or advice from Paul Hastings LLP or Cleary Gottlieb Steen & Hamilton LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Collateral Trustee, in form and substance satisfactory to the Collateral Manager, to the effect that any Secured Debt so transferred will be characterized as debt for U.S. federal income tax purposes immediately following such transfer;

(ix) if it is not a United States Tax Person, it either: (i) is: (A) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); (B) not a “10 percent shareholder” of the Borrower (or its sole owner, as applicable)) within the meaning of Section 871(h)(3) of the Code; and (C) not a “controlled foreign corporation” within the meaning of Section 957(a) of the Code that is related to the Borrower (or its sole owner, as applicable)) within the meaning of Section 881(c)(3)(C) of the Code; has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Borrower are effectively connected with its conduct of a trade or business within the United States and includible in its gross income; or has provided an IRS Form W-8BEN-E representing that it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States;

(x) each Lender agrees to provide the Borrower and the Collateral Trustee with certifications necessary to establish that it is not subject to withholding tax under FATCA, and to correct and update such information as necessary; and

(xi) each Lender represents that, if it is not a United States Tax Person, it is not, and will not be, a member of an “expanded group” within the meaning of the Section 385 Rules) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if (i) such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns Preferred Shares and (ii) (A) the Borrower is a “controlled partnership” (within the meaning of the Section 385 Rules) with respect to such expanded group or (B) the Borrower is an entity disregarded as separate from either such domestic corporation or an entity that is treated as a “controlled partnership” (within the meaning of the Section 385 Rules) with respect to such expanded group; provided that such beneficial owner may acquire Secured Debt in violation of this restriction if it provides the Borrower with an opinion of nationally recognized U.S. tax counsel experienced in such matters, in form and substance satisfactory to the Collateral Manager, to the effect that the acquisition or transfer of Secured Debt will not cause such Secured Debt to be recharacterized as equity under the Section 385 Rules.

Each Lender understands that the Borrower, the Initial Purchaser, the Loan Agent, the Collateral Trustee, the Collateral Administrator, the Collateral Manager and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance. As of the Loan Date, the originating Lender represents that it is a national banking association, chartered and regulated by the Office of the Comptroller of the Currency, and that it is in the business of, among other things, extending credit in the form of commercial loans. In this regard, each Lender represents that it is extending credit under the Agreement as part of its commercial lending business and that it has performed what it views as the required credit underwriting in respect of extending credit under the Agreement. Each Lender acknowledges that it has been given access to such information as was necessary for it to conduct such credit underwriting. Each Lender further acknowledges, to its reasonable knowledge, that there has not been a distribution of Borrower’s credit obligations under the Agreement and that there is no current market for the purchase or sale of the Borrower’s obligations to such Lender. Each Lender acknowledges that it has no expectation that its extension of credit under the Agreement would be treated as the purchase of a “security” under the U.S. securities laws and that it is not extending credit in reliance on, or expectation of, any protection that may be provided by such securities laws.

(b) The Loan Agent, the Collateral Trustee and each Lender covenants and agrees that the obligations of the Borrower under the Loans and this Agreement are limited recourse obligations of the Borrower, payable solely from the Assets in accordance with the terms of the Transaction Documents, and, following repayment and realization of the Assets, any claims of the Loan Agent or the Lenders and obligations of the Borrower hereunder shall be extinguished and shall not thereafter revive, in accordance with Section 2.8(i) of the Indenture and Security

Agreement. No recourse shall be had for the payment of any amount owing in respect of the Loans against any member, shareholder, owner, employee, officer, director, manager, advisor, agent or incorporator or organizer of the Borrower or Collateral Manager or their respective successors or assigns for any amounts payable under the Loans, this Agreement or the Indenture and Security Agreement. It is understood that the foregoing provisions of this Section 8.19(b) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Loans until the Assets has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. The provisions of this Section 8.19(b) shall survive the termination of this Agreement.

Section 8.20 [Reserved].

Section 8.21 No Petition. (a) The Collateral Trustee, Loan Agent and each Lender or holder of an interest herein hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Borrower until one (1) year (or if longer, the then applicable preference period) and one day after all Debt has been paid in full, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

(b) This Section 8.21 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

Section 8.22 [Reserved].

Section 8.23 Acknowledgment. The Borrower hereby acknowledges that none of the parties hereto has any fiduciary relationship with or fiduciary duty to the Borrower pursuant to the terms of this Agreement, and the relationship between the Collateral Trustee, the Lenders and the Loan Agent on the one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor.

Section 8.24 Limitation on Suits. No Lender shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Agreement or the Indenture and Security Agreement except as provided in Section 5.4 of the Indenture and Security Agreement.

Section 8.25 Unconditional Rights of Lenders to Receive Principal and Interest. Notwithstanding any other provision in this Agreement, the Lenders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Loans as such principal and interest become due and payable in accordance with the Priority of Payments and Section 3.6 (Subordination) and Section 8.21 (No Petition), and, subject to the provisions of Section 8.24 (Limitation on Suits), to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

Section 8.26 Termination of Agreement. Without prejudice to any provision of the Indenture and Security Agreement, this Agreement and all rights and obligations hereunder, other than those expressly specified as surviving the termination of the Agreement and the repayment of the Loans and those set forth in Section 4.1 of the Indenture and Security Agreement with respect to the Lenders, the Loans or the Loan Agent, shall terminate at such time that all of the Loans are repaid in full in accordance with the terms herein.

Section 8.27 Lender Information; Voting. (a) Notice to Lenders shall be provided as set forth in Section 14.4 of the Indenture and Security Agreement.

(b) Promptly after the Loan Agent is notified in writing or a Trust Officer of the Loan Agent becomes aware that the holders of any of the Class A-1L Loans are entitled to vote with respect to any matter, the Loan Agent shall give written notice to the Lenders stating: (a) the issue to be voted upon, (b) the date and time by which holders of such Class A-1L Loans must cast their votes, and (c) the date and time by which Class A-1L Loans may instruct the Loan Agent how to vote, which date and time shall be not later than 24 hours before the Lenders must vote.

(c) The Loan Agent shall vote such Class A-1L Loans whenever the holders thereof shall be entitled to vote thereon in proportion to the instructions received from Lenders (based on the respective interests in such Class A-1L Loans) if such instruction has been received by the Loan Agent by the date and time indicated in the notice described in clause (b) above; provided, however that the Loan Agent shall refrain from voting Class A-1L Loans in the proportion of the interest therein represented by Lenders from whom the Loan Agent does not obtain such instructions by such date and time.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

OWL ROCK CLO XII, LLC, as Borrower

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: President

[Credit Agreement]

STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but as Collateral Trustee and Loan Agent

By:	/s/ Scott Berry
Name: Scott Berry
Title: Vice President

[Credit Agreement]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Joshua Danziger
Name: Joshua Danziger
Title: Managing Director

[Credit Agreement]

ANNEX X

DEFINITIONS

Any defined terms used herein shall have the respective meanings set forth herein.

“Aggregate Commitment” means (i) as of the Loan Date, $116,000,000 and (ii) upon an amendment of Schedule 1 to this Agreement pursuant to Section 2.1(c) (Commitments of Each Lender), such other amount as may be set forth on such Schedule 1 (as so amended).

“Agreement” has the meaning assigned to such term in the preamble.

“Applicable Law” with respect to any Person or matter means any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

“Approved Lender” means a financial institution or other institutional lender (including any Conduit Lender) that makes each of the representations set forth in Section 8.19(a) (Lender Representations, etc.; Non-Recourse Obligations).

“Assignment Agreement” has the meaning assigned to such term in Section 8.4(c) (Benefit of Agreement).

“Assignment/Conversion” has the meaning assigned to such term in Section 3.7(d) (Conversion).

“Bankruptcy Law” means the federal Bankruptcy Code, Title 11 of the United States Code and any successor statute or any other applicable federal or state bankruptcy law or similar law, each as amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of any other applicable jurisdiction.

“Benefit Plan Investor” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, including an entity such as a collective investment fund and separate account whose underlying assets include the assets of such plans, (ii) any “plan” as defined in Section 4975(e) of the Internal Revenue Code that is not subject to ERISA but which is subject to Section 4975 of the Internal Revenue Code, or (iii) any entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or plan’s investment in the entity.

“Borrower” has the meaning assigned to such term in the preamble.

“Borrowing” means Loans made by all Lenders on the Loan Date in accordance with Section 3.1 (Borrowing Procedure).

Annex X-1

“Calculation Agent” means the Collateral Trustee in its capacity as calculation agent under this Agreement and under the other Credit Documents and any successor thereto in such capacity.

“Class A-1L Loans” means the Loans.

“Clean-Up Call Prepayment” has the meaning assigned to such term in Section 3.3.6 (Prepayment in Connection with Clean-Up Call Redemption of the Secured Debt).

“Collateral Documents” means the Indenture and Security Agreement, the Securities Account Control Agreement and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing or pursuant to which a Lien is granted in accordance with the terms of the Indenture and Security Agreement as security for any of the Loans.

“Collateral Manager” means Blue Owl Credit Advisors LLC, a Delaware limited liability company, in its capacity as portfolio manager to the Borrower under the Collateral Management Agreement, unless and until a successor Person manager shall have become the Collateral Manager pursuant to the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Trustee” shall mean State Street Bank and Trust Company in its capacity as collateral trustee under the Indenture and Security Agreement.

“Commitment” has the meaning assigned to such term in Section 2.1 (Commitments of Each Lender).

“Conduit Lender” means a Lender which is either (i) an asset-backed commercial paper conduit or (ii) an entity which will fund its Loans hereunder by borrowing (directly or through intermediate special purpose entities) from a specified financing conduit (in which case the term “Conduit Lender” (or “Lender” to the extent referring to such a Conduit Lender) shall be deemed to refer collectively to such Lender and its related financing conduit). Each Conduit Lender shall be identified as such on the signature page hereto or in an Assignment Agreement.

“Confirmation of Registration” means, with respect to an uncertificated interest in the Loans, a confirmation of registration, substantially in the form of Exhibit D, provided to the owner thereof upon request promptly after the registration thereof in the Register by the Loan Agent.

“Conversion Date” has the meaning assigned to such term in Section 3.7(a) (Conversion).

“Conversion Option” means the option of the Converting Lender to convert all or a portion of the Loans into an equivalent principal amount of Class A-1A Notes pursuant to Section 3.7 (Conversion) hereof and Section 2.6(o) of the Indenture and Security Agreement.

“Converting Lender” means any Lender that holds a portion of the Aggregate Outstanding Amount of the Loans that exercises a Conversion Option hereunder.

Annex X-2

“Credit Document” means this Agreement, the Lender Notes (if any), the Confirmation of Registration, the Collateral Documents and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing.

“Custodian” means State Street in its capacity as securities intermediary under the Securities Account Control Agreement and any successor thereto in such capacity.

“Debt” means the Secured Debt and the Preferred Shares, collectively.

“Default” means any condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time or both would, unless cured or waived in accordance with the provisions of this Agreement, become an Event of Default.

“Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Dollar” or “$” means dollars in lawful currency of the United States of America.

“Event of Default” has the meaning assigned to such term in Section 6.1 (Events of Default).

“Fiscal Agency Agreement” has the meaning set forth in the Indenture and Security Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Indenture and Security Agreement” means that certain Indenture and Security Agreement dated as of July 18, 2023 between the Borrower and the Collateral Trustee, as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Issuer’s Notice Agent” has the meaning set forth in the Indenture and Security Agreement.

“Lender” means any of the creditors that are parties to this Agreement, including each initial Lender and each Person which becomes an assignee pursuant to Section 8.4(b) (Benefit of Agreement).

“Lender Default” means the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Loans.

Annex X-3

“Lender Note” has the meaning assigned to such term in Section 3.2 (Lender Notes).

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale, sale subject to a repurchase obligation or other title retention agreement relating to such asset, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Liability Company Agreement” has the meaning set forth in the Indenture and Security Agreement.

“Loan” has the meaning assigned to such term in Section 2.1 (Commitments of Each Lender).

“Loan Agent” means State Street, in its capacity as loan agent for the Lenders under this Agreement and under the other Credit Documents and any successor thereto in such capacity.

“Loan Date” means the Closing Date.

“Mandatory Prepayment” has the meaning assigned to such term in Section 3.3.3 (Mandatory Prepayment).

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate signed on behalf of the Borrower or the Collateral Manager by one or more officers thereof.

“Organizational Documents” has the meaning set forth in the Indenture and Security Agreement.

“Optional Prepayment” has the meaning assigned to such term in Section 3.3.5 (Optional Prepayment).

“Participant Register” has the meaning assigned to such term in Section 8.16 (Register).

“Patriot Act” has the meaning assigned to such term in Section 5.21 (PATRIOT Act).

“Percentage” of any Lender means, at any time: (a) with respect to the aggregate amount of Commitments of all Lenders to make Loans at such time, the percentage which such Lender’s Commitment to make Loans, if any, is of the aggregate amount of Commitments of all Lenders to make Loans at such time; and (b) with respect to the aggregate amount of Loans which

Annex X-4

are outstanding at such time, the percentage which the aggregate principal amount of such Lender’s Loans is of the total principal amount of Loans at such time; in each case as shown on Schedule 1 to this Agreement (or, in the case of any Lender which becomes a Lender pursuant to any Assignment Agreement, as provided in such Assignment Agreement) and in all cases as changed from time to time as a consequence of Assignment Agreements pursuant to Section 8.6(b) (Benefit of Agreement) and as reflected in the books and records of the Loan Agent at such time.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Register” has the meaning assigned to such term in Section 8.16 (Register).

“Regulation D” means, unless otherwise indicated, Regulation D of the FRS Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“S&P” means S&P Global Ratings, an S&P Global business, and any successor or successors thereto.

“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Section 385 Rules” means the final and temporary regulations issued under Section 385 of the Code, to the extent in effect at the relevant time.

“Secured Debt” means each Class of Secured Notes and the Loans, collectively.

“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of the Loan Date, among the Borrower, the Collateral Trustee and the Custodian.

“Senior Item” shall have the meaning assigned in Section 3.6(b) (Subordination) herein.

“Subsidiary” means at any time, with respect to any Person (the “parent”), any corporation, association, partnership, limited liability company or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power to elect the board of directors, general partner, or comparable body of such corporation, association, partnership or other business entity or, in the case of a partnership, ownership interests representing more than 50% of the interests of such partnership (irrespective of whether at the time securities or other ownership interests of any other class or classes of such corporation, association, partnership or other business entity shall or might have voting power solely upon the occurrence of any contingency) are, at such time owned directly or indirectly by the parent, by one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent and (b) which is also required at such time under GAAP to be consolidated with the parent.

Annex X-5

“State Street” has the meaning set forth in the recitals herein.

“Taxes” means any tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Transaction Documents” means this Agreement, the other Credit Documents, the Indenture and Security Agreement, the Collateral Management Agreement, the Loan Sale Agreements, the Fiscal Agency Agreement, the Collateral Administration Agreement, the Account Control Agreement, the EU/UK Retention Letter and the Note Purchase Agreement.

“United States” or “U.S.” means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

“United States Tax Person” means “United States person” within the meaning of Section 7701(a)(30) of the Code or an entity that is treated as a disregarded entity that is wholly-owned by such a person, in each case, for U.S. federal income tax purposes.

“U.S. Person” has the meaning specified in in Regulation S.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

Annex X-6

EXHIBIT A

$______________	New York, New York
_______ ___, ______

FOR VALUE RECEIVED, Owl Rock CLO XII, LLC (the “Borrower”), hereby promises to pay to [____] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office initially located at c/o [__________], Attention: Transfer Unit on each Payment Date, in accordance with the Priority of Payments set forth in the Indenture and Security Agreement (as defined below) the principal sum of ___________ DOLLARS ($_____________) or, if less, the unpaid principal amount of all Class A-1L Loans made by the Lender pursuant to the Agreement (as defined below), payable at such times and in such amounts as are specified in the Agreement. Terms used but not defined herein shall have their respective meaning set forth in the Agreement and the Indenture and Security Agreement, dated as of July 18, 2023, between the Borrower, and State Street Bank and Trust Company, as collateral trustee (as amended, supplemented or otherwise modified from time to time, the “Indenture and Security Agreement”), as applicable.

The Borrower also promises to pay interest on the unpaid principal amount of each Class A-1L Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in the Indenture and Security Agreement and Article III of the Agreement, as applicable.

This Lender Note is one of the Lender Notes referred to in the Class A-1L Credit Agreement, dated as of July 18, 2023, among the Borrower, the lenders from time to time party thereto (including the Lender) and State Street Bank and Trust Company, as loan agent and collateral trustee (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Credit Documents. This Lender Note is secured by the Indenture and Security Agreement. As provided in the Agreement, this Lender Note is subject to voluntary prepayment and mandatory repayment prior to the final Payment Date, in accordance with the Priority of Payments as provided in Section 3.3 of the Agreement and the Indenture and Security Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Lender Note may be declared to be due and payable in the manner and with the effect provided in the Agreement and the Indenture and Security Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Lender Note.

This Lender Note is subject to the terms of the Indenture and Security Agreement and the Agreement, including without limitation Section 8.19(b) and Section 8.21 of the Agreement.

Ex. A-1

THIS LENDER NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

[remainder of page intentionally left blank]

Ex. A-2

OWL ROCK CLO XII, LLC

By:
Name:
Title:

Ex. A-3

EXHIBIT B

Form of Assignment Agreement

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Assignment Date set forth below and is entered into by and between [Insert name of Assignee] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Date inserted by the Loan Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: __________________________

2.	Assignee: __________________________

[Address]__________________

[Contact Information]_________

[Wire Instructions]____________

3.	Borrower(s): Owl Rock CLO XII, LLC.

Ex. B-1

4.	Loan Agent: State Street Bank and Trust Company, as the Loan Agent under the Credit Agreement

5.

Credit Agreement: The Class A-1L Credit Agreement, dated as of July 18, 2023, among Owl Rock CLO XII, LLC, as Borrower, the Lenders from time to time party thereto and State Street Bank and Trust Company, as Loan Agent and Collateral Trustee.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment[1]
Class A-1L Loans	$	$	%

Assignment Date: _____________, 20____ (the “Assignment Date”)2

[Insert if being delivered in connection with an Assignment/Conversion: This Assignment and Assumption is being entered into in connection with an Assignment/Conversion.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title: Authorized Signatory

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
[2]	If delivered in connection with an Assignment/Conversion, the Assignment Date must be the same date as the related Conversion Date.

Ex. B-2

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Receipt acknowledged by:

STATE STREET BANK AND TRUST COMPANY, as Loan Agent

By:
Name:
Title:

Consented to:

OWL ROCK CLO XII, LLC, as Borrower

By:
Name:
Title:

Ex. B-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and, if the Assignment and Assumption is being delivered in connection with an Assignment/Conversion, a Holder under the Indenture and Security Agreement, (ii) it meets all requirements of an Approved Lender under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement) and, if the Assignment and Assumption is being delivered in connection with an Assignment/Conversion, a Holder under the Indenture and Security Agreement, (iii) from and after the Assignment Date, it shall be bound by the provisions of the Credit Agreement as a Lender or, if the Assignment and Assumption is being delivered in connection with an Assignment/Conversion, the Indenture and Security Agreement as a Holder thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender or Noteholder thereunder, and (iv) it has received a copy of the Credit Agreement, the Indenture and Security Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Loan Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Loan Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender or, if this Assignment and Assumption is being delivered in connection with an Assignment/Conversion, a Holder.

Ex. B-4

2. Payments. From and after the Assignment Date, the Borrower shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Loan Agent for the benefit of (x) the Assignor for amounts which have accrued to but excluding the Assignment Date and to (y) the Assignee for amounts which have accrued from and after the Assignment Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

4. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Ex. B-5

EXHIBIT C

Notice of Conversion

State Street Bank and Trust Company, as collateral trustee and loan agent

1776 Heritage Drive, Mail Code: JAB0527

North Quincy, Massachusetts, 02171

Attention: Structured Trust and Analytics

Reference: Owl Rock CLO XII, LLC

Owl Rock CLO XII, LLC, as borrower

c/o Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Attention: Independent Director – Owl Rock CLO XII, LLC

Blue Owl Credit Advisors LLC, as collateral manager

399 Park Avenue

37th Floor

New York, New York 10022

Reference is hereby made to the Class A-1L Credit Agreement dated as of July 18, 2023 among Owl Rock CLO XII, LLC, as borrower, various financial institutions and other persons which are, or may become, parties thereto as Lenders (the “Lenders”), State Street Bank and Trust Company, as loan agent and collateral trustee (the “Credit Agreement”), as the same may be supplemented or amended from time to time in accordance with its terms. Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

[Pursuant to Section 3.7 of the Credit Agreement, the undersigned hereby provides notice to the Collateral Trustee, the Loan Agent and the Borrower that it is exercising the Conversion Option. The undersigned hereby certifies that it holds Aggregate Outstanding Amount of the Loans in the amount of U.S.$__________ and requests that U.S.$________ of the Loans be converted into Class A-1A Notes on or before [•].3]4

[3]

No earlier than five Business Days after the delivery of the notice (or such later date as may be reasonably agreed to by the Converting Lender, the Loan Agent and the Collateral Trustee); provided that the Conversion Date may not be between a Record Date and a Payment Date; provided, further, that if the Loans to be so converted have been assigned pursuant to Section 8.4 (Benefit of Agreement) of the Credit Agreement on any Business Day subsequent to the immediately prior Payment Date, then the Conversion Date shall only occur on a Payment Date; provided, further, that the Conversion Date must occur prior to the related Record Date and in no case may a Conversion Date occur between a Record Date or Determination Date (whichever is earlier) and a Payment Date.

[4]	Insert for Conversion Option exercise only.

Ex. C-1

[Pursuant to Section 3.7(d) of the Credit Agreement, the undersigned hereby provides notice to the Collateral Trustee, the Loan Agent and the Borrower that they are exercising the Conversion Option in connection with an Assignment/Conversion and that that they are also concurrently herewith delivering to the Collateral Trustee, the Loan Agent and the Borrower an executed copy of an Assignment Agreement. [Insert name of Assignor] hereby certifies that it holds Aggregate Outstanding Amount of the Loans in the amount of U.S.$__________, is assigning U.S.$________ of the Loans to [Insert name of Assignee] (the “Assignee”) and requests that the Aggregate Outstanding Amount of the Loans being assigned be converted into Class A-1A Notes and delivered to the Assignee as Class A-1A Notes on or before [•].5]6

The undersigned agrees to provide reasonable assistance to the Collateral Trustee and the Loan Agent in connection with such [conversion][Assignment/Conversion], including, but not limited to, providing instructions to DTC.

[Lender][Assignee] DTC Participant No.: _________________________

Name of Custodian: _________________________

Contact Name: _____________________________

Telephone No.: ____________________________

E-mail Address: ___________________________

In order to coordinate the DWAC with Transfer Agent Please contact:

[•]

[remainder of page intentionally left blank]

[5]

No earlier than five Business Days after the delivery of the notice (or such later date as may be reasonably agreed to by the Converting Lender, the Loan Agent and the Collateral Trustee); provided that the Conversion Date may not be between a Record Date and a Payment Date; provided, further, that if the Loans to be so converted have been assigned pursuant to Section 8.4 (Benefit of Agreement) of the Credit Agreement on any Business Day subsequent to the immediately prior Payment Date, then the Conversion Date shall only occur on a Payment Date; provided, further, that the Conversion Date must occur prior to the related Record Date and in no case may a Conversion Date occur between a Record Date or Determination Date (whichever is earlier) and a Payment Date.

[6]	Insert for Assignment/Conversion.

Ex. C-2

[NAME OF LENDER]

By:
Name:
Title:

[[NAME OF ASSIGNEE]

By:
Name:
Title:

Ex. C-3

EXHIBIT D

Confirmation of Registration

OWL ROCK CLO XII, LLC

CONFIRMATION NUMBER: [•]

Holder’s Name	[Insert Date]

Address

City, State, ZIP Code

We hereby confirm that the Registrar has registered an interest in the Loans in the Aggregate Principal Amount and in the name specified below in the Register. This Confirmation of Registration is provided for informational purposes only; ownership of such Loans shall be determined conclusively by the Register. To the extent of any conflict between this Confirmation of Registration and the Register, the Register shall control. This is not a security certificate.

Capitalized terms used in this Confirmation of Registration have the meanings given them in the Class A-1L Credit Agreement dated July 18, 2023, among Owl Rock CLO XII, LLC, as borrower, various financial institutions and other persons which are, or may become, parties thereto as lenders, and State Street Bank and Trust Company, as loan agent and collateral trustee.

Aggregate Principal Amount: U.S.$[●]

Registered Name: _____________________

Ex. D-1

STATE STREET BANK AND TRUST COMPANY, as Registrar

By:

Ex. D-2

SCHEDULE 1

Commitments and Percentages

Lender	Commitment Percentage	Commitment Amount
Bank of America, N.A.	100%	$116,000,000

Total:		$116,000,000

Sch. 1-1

SCHEDULE 2

Lending Offices and Notice Data

Lender

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Collateral Trustee

State Street Bank and Trust Company

1776 Heritage Drive

Mail Code: JAB0527

North Quincy, Massachusetts 02171

Attention: Owl Rock CLO XII, LLC

Loan Agent

State Street Bank and Trust Company

1776 Heritage Drive

Mail Code: JAB0527

North Quincy, Massachusetts 02171

Attention: Owl Rock CLO XII, LLC

Borrower

Owl Rock CLO XII, LLC

c/o Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

with a copy to the Collateral Manager

Collateral Manager

Blue Owl Credit Advisors LLC

399 Park Avenue

37th Floor

New York, New York 10022

structuredproducts@blueowl.com

Sch. 2-1

Rating Agency

S&P

CDO_Surveillance@spglobal.com

Sch. 2-2

SCHEDULE 3

Bank of America, N.A. USD Wire Instructions

Bank Name: Bank of America, N.A.

ABA #: 026009593

Account Name: BANA USD – LOAN TRADE SUPPORT

Account Number: 325077102522

Reference: Owl Rock CLO XII, LLC

Sch. 3-1